Exhibit 10.1

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

among

LENNAR CORPORATION

and

the Lenders Party Hereto

and

BANK ONE, NA,
as Administrative Agent,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Syndication Agent,

and

BANK OF AMERICA, N.A.
CALYON NEW YORK BRANCH,
WACHOVIA BANK, NATIONAL ASSOCIATION.
THE ROYAL BANK OF SCOTLAND PLC,
BNP PARIBAS,
COMERICA BANK and
SUNTRUST BANK,
as Documentation Agents,

and

GUARANTY BANK and
CITICORP NORTH AMERICA, INC.,
as Managing Agents,

and

U.S. BANK NATIONAL ASSOCIATION and
WASHINGTON MUTUAL BANK, FA,
as Co-Agents

with

BANC ONE CAPITAL MARKETS, INC.

and

DEUTSCHE BANK SECURITIES, INC.,
as Joint Lead Arrangers and Joint Book Runners

Dated: May 27, 2004

i

SCHEDULES

Schedule	Description	References
I	Intentionally Omitted

II	Existing Letters Of Credit	Definitions of “Existing Letters Of Credit” and “Issuer”

III	Real Estate	Definition of “Joint Venture” and Sections 4.05 and 6.04(h)

IV	Permitted Liens	Definition

V	Consents	Section 4.11

VI	Subsidiaries	Section 4.14

VII	Subsidiaries Not Required to Deliver Guaranties	Sections 4.14, 5.01(b), 7.03 and 7.05

VIII	Subordinated Debt	Section 4.18

EXHIBITS

Exhibit	Description	Reference
A	Requirements for Entitled Land	Definition of “Entitled Land”

B	Facility A Note	Definition

C	Facility B Revolver Note	Definition

D	Facility B Term Note	Definition

E	Guaranty	Definition

F	Pricing Grid	Definition

G	Commitment and Acceptance	Section 2.18(a)

H	Compliance Report	Section 6.04(l)

I	Assignment and Assumption	Section 12.03(a)

          This THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 27, 2004, among LENNAR CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Borrower”), the lenders that are identified on the signature pages hereto (hereinafter collectively referred to as the “Lenders”), and BANK ONE, NA, as Administrative Agent (the “Administrative Agent”).

AGREEMENT

          WHEREAS, the Borrower, certain of the Lenders (and certain other lenders) and Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of May 30, 2003 (as heretofore amended or otherwise modified the “Existing Credit Agreement”);

          WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement (1) to add certain Lenders as parties, (2) to remove certain of the “Facility A Lenders” and “Facility B Lenders” who have elected not to remain as parties, (3) to extend the Facility A Termination Date and Facility B Termination Date (as described below), (4) to delete all references to “Facility C,” which has been repaid in full, (5) to provide for the release of all collateral and (6) as otherwise provided herein.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree, that on the Closing Date the Existing Credit Agreement shall be amended and restated in its entirety, without constituting a novation, as follows:

ARTICLE I

CERTAIN DEFINED TERMS

     SECTION 1.01. Certain Defined Terms. As used herein, each of the following terms shall have the meaning ascribed to it below, which meaning shall be applicable to both the singular and plural forms of the terms defined:

     “Acquisition” means any transaction, or any series of related transactions, consummated after the Closing Date, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in the number of votes) of the Securities of a corporation which have ordinary voting power for the election of directors (other than Securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

     “Adjusted Consolidated Tangible Net Worth” means, at any date, Consolidated Tangible Net Worth at such date less, to the extent not already deducted in the definition of Consolidated Tangible Net Worth, the aggregate of all of the following at such date: (a) the consolidated stockholders’ equity of the Mortgage Banking Subsidiaries, and (b) the stockholders’ equity of each other Subsidiary of the Borrower which is not a Loan Party.

     “Administrative Agent” means Bank One, NA in its capacity as Administrative Agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

     “Advance” means, with respect to a Facility, a borrowing hereunder (or the conversion or continuation of any such borrowing) consisting of the aggregate amount of the several loans made by the Lenders under such Facility to the Borrower of the same Type and, in the case of Eurodollar Rate Advances, for the same Interest Period.

     “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. Solely for purposes of this definition, a Person shall be deemed to control another Person if the controlling Person owns 50% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     “AFSI” means Ameristar Financial Services, Inc.

     “Aggregate Commitment” means, at any time, the sum of the then applicable Aggregate Facility A Commitment, the then applicable Aggregate Facility B Commitment, and the then outstanding principal balance of the Facility B Term Loans.

     “Aggregate Facility A Commitment” means $847,350,000.00 as such amount may be increased from time to time pursuant to Section 2.18 hereof or reduced from time to time pursuant to the terms of this Agreement.

     “Aggregate Facility B Commitment” means $363,150,000.00 as such amount may be increased from time to time pursuant to Section 2.18 hereof or reduced from time to time pursuant to the terms of this Agreement.

     “Aggregate Letter of Credit Commitment” means $500,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

     “Agreement” means this Third Amended and Restated Credit Agreement, including the exhibits and schedules hereto, as it may be amended, renewed, modified or restated and in effect from time to time.

     “Agreement Date” means May 27, 2004.

     “Alternate Base Rate” means, for any day, a rate per annum equal to the higher of (a) the Prime Rate for such day or (b) the sum of the Federal Funds Effective Rate plus 0.5%, in each case changing when and as the Prime Rate and the Federal Funds Effective Rate change.

     “Applicable Commitment Fee Rate” means (a) with respect to Facility A, a rate per annum equal to the “Facility A Unused Commitment Fee” as determined from time to time pursuant to the Pricing Grid, and (b) with respect to Facility B, a rate per annum equal to the “Facility B Unused Commitment Fee” as determined from time to time pursuant to the Pricing Grid.

     “Applicable Margin” means, with respect to Eurodollar Rate Loans for Facility A and Facility B, a rate per annum equal to the “Applicable Margin for Facility A and Facility B Eurodollar Rate Loans” as determined from time to time pursuant to the Pricing Grid.

     “Applicable Pro Rata Share” means, for any Lender, such Lender’s Facility A Pro Rata Share, Facility B Revolver Pro Rata Share or Facility B Term Pro Rata Share, as applicable.

     “Article” means an article of this Agreement unless another document is specifically referenced.

     “Assignment and Assumption Agreement” is defined in Section 12.03(a).

     “Authorized Financial Officer” means any of the chief financial officer, treasurer or controller of the Borrower.

     “Authorized Officer” means any of Stuart Miller, Bruce Gross, Waynewright Malcolm, Diane Bessette, Ben Butterfield or any other Person designated by the Borrower in writing to act as an Authorized Officer hereunder, acting singly.

     “Bank One” means Bank One, NA, in its individual capacity, and its successors.

     “BOCM” means Bane One Capital Markets, Inc., one of the Joint Lead Arrangers hereunder.

     “Borrower” is defined in the introductory paragraph of this Agreement.

     “Borrower Audited Financial Statements” is defined in Section 4.03.

     “Borrower Unaudited Financial Statements” is defined in Section 4.03.

     “Borrowing Base” means, from time to time, the sum of the following amounts, all as reflected from time to time in accordance with GAAP consistently applied in the consolidated balance sheet of the Borrower: (a) 100% of the Loan Parties’ unrestricted cash up to a maximum of $30,000,000 (with any excess cash being excluded from the Borrowing Base); (b) 100% of the Net Housing Unit Proceeds due to any Loan Party at closing as a result of the consummation of the sale of any Housing Unit, which Net Housing Unit Proceeds have been paid to the closing agent handling such sale but which have not yet been received by such Loan Party; provided, however, that if, and to the extent that, such Net Housing Unit Proceeds which are reported as outstanding on the last day of any fiscal quarter of the Borrower are not received by such Loan Party on or before the tenth (10th) day following the end of any such fiscal quarter, such Net Housing Unit Proceeds shall not be included in the Borrowing Base; (c) 90% of the Net Book Value of all Housing Units Under Contract; (d) 75% of the Net Book Value of all Housing Units (including, without limitation, model Housing Units) that are not subject to a contract for sale; (e) 70% of the Net Book Value of all Finished Lots; (f) 50% of the Net Book Value of all Land

Under Development; and (g) 30% of the Net Book Value of all Unimproved Entitled Land, provided that the sum of the amounts determined pursuant to clauses (f) and (g) shall not exceed 40% of the Borrowing Base (with any excess being excluded from the Borrowing Base); provided further, that notwithstanding anything to the contrary provided herein, any asset which is encumbered by a Lien (other than a Lien described in clauses (b), (c), (e) or (k) of the definition of “Permitted Liens”) shall not be included in the calculation of the Borrowing Base pursuant to clauses (a) through (g) above.

     “Borrowing Base Debt” means all Consolidated Indebtedness, including without limitation the Obligations and the Indebtedness under the Old U.S. Home Debt Issues (whether senior or senior subordinated), but excluding (a) any Subordinated Debt of the Borrower and (b) any Non-Recourse Indebtedness secured solely by Real Estate that is owned by any Loan Party and that, if the same did not secure such Indebtedness, would be included in the determination of the Borrowing Base.

     “Borrowing Base Limitation” is defined in Section 7.02.

     “Borrowing Date” means a date on which an Advance is made hereunder.

     “Borrowing Notice” is defined in Section 2.09.

     “Business Day” means (a) with respect to any borrowing, payment or rate selection of Eurodollar Rate Advances, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York and on which dealings in United States dollars are carried on in the London interbank market, (b) with respect to Facility Letters of Credit, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois, and the city in which the office of the applicable Issuer is located and (c) for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.

     “Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     “Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     “Capitalized Mortgage Servicing” of the Mortgaged Banking Subsidiaries means, at any date, the following capitalized assets of the Mortgaged Banking Subsidiaries net of any amortization or write downs with respect thereto, all as determined in accordance with GAAP: (a) purchased mortgage servicing rights, (b) originated mortgage servicing rights and (c) excess servicing.

     “Capital Stock” means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     “Change in Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under.the Securities Exchange Act of 1934, as amended) of the outstanding shares of voting stock of the Borrower that hold in excess of 50% of the voting rights held by all stockholders of all classes of common stock of the Borrower.

     “Change in Status” means an event that results in a Subsidiary that was a Guarantor (a “Status Capacity”), for legitimate business reasons, without any intent to avoid any requirements of this Agreement, ceasing to have an obligation under this Agreement to be a Guarantor, which legitimate business reasons may include (i) a former wholly-owned Subsidiary of Borrower ceasing, for legitimate business reasons, to be wholly-owned by Borrower, including as a result of (A) a Person that is not a wholly-owned Subsidiary of Borrower acquiring an ownership interest in such wholly-owned Subsidiary of Borrower in a bona fide transaction, or (B) the dissolution of such wholly-owned Subsidiary or (ii) the entry by such Subsidiary into a bona fide agreement with an unaffiliated third person for legitimate business reasons as a result of which a wholly-owned Subsidiary that was a Guarantor is required not to be a Guarantor.

     “Closing Date” means the date on which the Lenders shall first become obligated to make Advances after satisfaction or waiver of all of the conditions precedent set forth in Sections 5.01 and 5.02.

     “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     “Commitment” means, for each of the Facility A Lenders and Facility B Lenders, the Facility A Commitment and Facility B Commitment of such Lender.

     “Commitment and Acceptance” is defined in Section 2.18(a).

     “Commitment Fees” means the fees provided for in Section 2.07(a).

     “Completed Housing Unit” means, at any time, a Housing Unit the construction of which was commenced more than 10 months, in the case of a single family home, more than 12 months, in the case of a townhouse, or more than 18 months, in the case of a condominium, before that time or was completed prior to the expiration of the applicable period.

     “Consolidated EBITDA” means, for any period, the Consolidated Net Income of the Loan Parties plus, to the extent deducted from revenues in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b) expense for income taxes paid or accrued, (c) depreciation, (d) amortization and (e) extraordinary losses incurred other man in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Loan Parties (and excluding the Mortgage Banking Subsidiaries and any other Subsidiary of the Borrower that is not a Loan Party) on a consolidated basis.

     “Consolidated Indebtedness” means the Indebtedness of the Loan Parties on a consolidated basis, and shall not include (i) Indebtedness of any Subsidiary that is not a Loan

Party, (ii) Indebtedness of a Loan Party to the REIT Subsidiary or (iii) any other Indebtedness of a Loan Party to another Loan Party.

     “Consolidated Interest Expense” means, for any period, the interest charged to cost of sales of the Loan Parties (and excluding the Mortgage Banking Subsidiaries and any other Subsidiary of the Borrower that is not a Loan Party) calculated on a consolidated basis for such period.

     “Consolidated Interest Incurred” means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest (excluding interest on Indebtedness of a Loan Party to another Loan Party) incurred, whether such interest was expensed or capitalized, paid, accrued, or scheduled to be paid or accrued by any of the Loan Parties (and excluding the Mortgage Banking Subsidiaries and any other Subsidiary of the Borrower that is not a Loan Party) during such period, including (i) original issue discount and non-cash interest payments or accruals, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letter of credit financings and interest swap and Hedging Obligations, in each case to the extent attributable to such period plus (b) the amount of dividends accrued or payable by the Loan Parties (and excluding the Mortgage Banking Subsidiaries and any other Subsidiary of the Borrower that is not a Loan Party) in respect of Disqualified Capital Stock (excluding any amount payable to any Loan Party), which amount shall be “grossed up” to include applicable taxes on income that would be used to pay such dividends, provided, however, that interest, dividends or other payments or accruals of a consolidated Subsidiary that is not wholly owned shall be included only to the extent of the interest of such Person in such Subsidiary. For purposes of this definition, (x) interest on Capitalized Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     “Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (a) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (b) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock), shall be excluded, and (c) the net income, if positive, of any of such Person’s consolidated Subsidiaries (other than non-guarantor Subsidiaries) to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such consolidated Subsidiary shall be excluded, provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (a), (b) and (c) above, such amounts shall be excluded only to the extent included in computing such net income (or loss) in accordance with GAAP and without duplication; provided farther, however, that for purposes of determining Consolidated Net Income of the Loan Parties, the net income of the Mortgage Banking Subsidiaries and any other Subsidiary of the Borrower that is not a Loan Party shall be excluded.

     “Consolidated Tangible Net Worth” means, at any date, the Net Worth of the Borrower and its Subsidiaries less the aggregate amount of all goodwill and other assets that are properly classified as “intangible assets” at such date in accordance with GAAP.

     “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person (including, without limitation, any LTV Maintenance Agreement), or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, “put” agreement or other similar arrangement, but excluding Repurchase Guaranties. With respect to each Loan Party, Contingent Obligation includes, without limitation of the foregoing, obligations under reimbursement agreements with financial institutions (including the Lenders) relating to Letters of Credit (other than Performance Letters of Credit) issued by such financial institutions for the account of such Loan Party and does not include reimbursement obligations to an issuer of a performance bond.

     “Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     “Conversion/Continuation Notice” is defined in Section 2.10(d).

     “Default Rate” means, for any day, a rate per annum equal to the sum of (a) the Alternate Base Rate for such date plus (b) two percent (2%) per annum.

     “Disqualified Capital Stock” means (a) except as set forth in clause (b) below, with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the stated maturity of the securities, and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Borrower), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

     “Dollars” and the sign “$” each means lawful money of the United States of America.

     “Eligible Assignee” means a commercial bank, financial institution, other “accredited investor” (as defined in Regulation D of the Securities Act) or a “qualified institutional buyer” as defined in Rule 144A of the Securities Act.

     “Entitled Land” means a parcel of Real Estate owned by a Loan Party which is to be developed primarily for residential dwelling units and which satisfies the requirements for the state and county wherein it is located as more particularly described in the Requirements for Entitled Land attached hereto as Exhibit A.

     “Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     “Equity Investment” means the ownership of, or participation in the ownership of, an equity interest in Real Estate or an equity interest in a Person in the business of owning, developing, improving, operating or managing Real Estate.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     “Eurodollar Base Rate” means, with respect to a Eurodollar Rate Advance for the relevant Eurodollar Interest Period, the applicable British Bankers’ Association London Interbank offered rate for deposits in U.S. dollars reported by any generally recognized financial information service at 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, having a maturity approximately equal to such Eurodollar Interest Period.

     “Eurodollar Interest Period” means, with respect to a Eurodollar Rate Advance, a period of one, two, three or six months, as available, commencing on a Business Day selected by the Borrower pursuant to this Agreement (subject to the provisions of the last sentence of this paragraph). Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

     “Eurodollar Rate” means, with respect to a Eurodollar Rate Advance for the relevant Eurodollar Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (b) the Applicable Margin for the Facility with respect to which the Eurodollar Rate is being determined. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     “Eurodollar Rate Advance” means an Advance which bears interest at a Eurodollar Rate.

     “Eurodollar Rate Loan” means a Loan which bears interest at a Eurodollar Rate.

     “Event” means an event, circumstance, condition or state of facts.

     “Event of Default” is defined in Section 9.01.

     “Existing Borrower Public Debt” means the Borrower’s 7-5/8% Senior Notes due 2009, the Borrower’s 9.95% Senior Notes due 2010, the Borrower’s 5.95% Senior Notes due 2013, the Borrower’s Senior Floating-Rate Note due 2009 and the Borrower’s Zero Coupon Senior Subordinated Convertible Debentures due 2021.

     “Existing Credit Agreement” is defined in the Recitals of this Agreement.

     “Existing Letters of Credit” means the outstanding Letters of Credit listed in Schedule II hereto issued for the account of the Borrower prior to the Agreement Date by the applicable Facility A Lender identified in Schedule II.

     “Facilities” means Facility A and Facility B.

     “Facility A” means the revolving credit, swing line and letter of credit facilities described in Sections 2.01, 2.04 and 2.21, respectively.

     “Facility A Advance” means an Advance of Facility A.

     “Facility A Commitment” means, for each of the Facility A Lenders, the obligation of such Facility A Lender to make revolving credit loans pursuant to Facility A and to purchase participations in Facility Letters of Credit in the aggregate not exceeding the amount set forth on its signature page hereto as its “Facility A Commitment,” as such amount may be decreased from time to time pursuant to the terms hereof or increased pursuant to Section 2.18 hereof; provided, however, that the Facility A Commitment of a Lender may not be increased without its prior written approval.

     “Facility A Extension Request” is defined in Section 2.26.

     “Facility A Lender” means each of the Lenders holding an interest in Facility A.

     “Facility A Loan” means, with respect to a Facility A Lender, a loan made by such Facility A Lender with respect to Facility A pursuant to Section 2.01 and any conversion or continuation thereof.

     “Facility A Maturity Date” means the date upon which the outstanding principal amount of the Facility A Notes, all accrued and unpaid interest thereon, and all other Facility A Obligations become due and payable, whether as a result of the occurrence of the stated maturity date or the acceleration of maturity pursuant to the terms of any of the Loan Documents.

     “Facility A Note” means (a) a promissory note in substantially the form of Exhibit B hereto, executed and delivered by the Borrower payable to the order of the Administrative Agent in the amount of the Aggregate Facility A Commitment, including any amendment, modification, restatement, renewal or replacement of such promissory note, (b) any “Facility A Note” executed and delivered pursuant to the Original Credit Agreement or the Existing Credit Agreement by the Borrower payable to the order of a Lender that is a Facility A Lender hereunder, including any amendment, modification, restatement, renewal or replacement of such promissory note (including without limitation a replacement delivered pursuant to clause (c) below), and (c) in the event that any Facility A Lender requests a Facility A Note in accordance with this Agreement (including without limitation a replacement of a note described in clause (b) above), a promissory note satisfactory in form to the Administrative Agent, executed and delivered by the Borrower payable to the order of such Facility A Lender in the amount of its Facility A Commitment, including any amendment, modification, restatement, renewal or replacement of such promissory note.

     “Facility A Obligations” means all unpaid principal of and accrued and unpaid interest on the Facility A Loans and Swing Line Loans, all accrued and unpaid fees with respect to Facility A, the Swing Line Loans and the Facility Letters of Credit, and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Facility A Lenders or to any Facility A Lender, the Swing Line Lender, any Issuer, the Administrative Agent or any indemnified party with respect to Facility A, the Swing Line Loans and the Facility Letters of Credit arising under the Loan Documents.

     “Facility A Pro Rata Share” means, at any time for any Facility A Lender, the ratio that such Facility A Lender’s Facility A Commitment bears to the Aggregate Facility A Commitment.

     “Facility A Reply Date” is defined in Section 2.26.

     “Facility A Termination Date” means May 26, 2009, or such later date, if any, to which the Facility A Termination Date may be extended pursuant to Section 2.26, subject, however, to earlier termination in whole of the Aggregate Facility A Commitment pursuant to the terms of this Agreement.

     “Facility B” means the revolving credit facility described in Section 2.02 (subject to conversion of revolving credit loans to term loans pursuant to Section 2.19 or Section 2.20).

     “Facility B Advance” means a Facility B Revolver Advance or an Advance of a Facility B Term Loan (as applicable).

     “Facility B Commitment” means, for each of the Facility B Revolver Lenders, the obligation of such Facility B Revolver Lender to make Facility B Revolver Loans in the aggregate not exceeding the amount set forth on its signature page hereto as its “Facility B Commitment,” as such amount may be decreased from time to time pursuant to the terms hereof or increased pursuant to the terms of Section 2.18 hereof, provided that the Facility B Commitment of a Lender may not be increased without its prior written approval.

     “Facility B Extension Request” is defined in Section 2.19(a).

     “Facility B Lender” means each of the Lenders holding an interest in Facility B.

     “Facility B Obligations” means all unpaid principal of and accrued and unpaid interest on the Facility B Revolver Loans and Facility B Term Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Facility B Lenders or to any Facility B Lender, the Administrative Agent or any indemnified party arising under the Loan Documents.

     “Facility B Reply Date” is defined in Section 2.19(a).

     “Facility B Revolver Advance” means an Advance of Facility B but does not include an Advance of a Facility B Term Loan.

     “Facility B Revolver Lender” means each of the Lenders that has a Facility B Commitment.

     “Facility B Revolver Loan” means, with respect to a Facility B Lender, a revolving credit loan made by such Facility B Lender with respect to Facility B pursuant to Section 2.02 and any conversion or continuation thereof but does not include any Facility B Term Loan.

     “Facility B Revolver Maturity Date” means the date upon which the outstanding principal amount of the Facility B Revolver Notes, all accrued but unpaid interest thereon, and all other Facility B Obligations (but not necessarily the Facility B Term Notes) become due and payable, whether as a result of the occurrence of the stated maturity date or the acceleration of maturity pursuant to the terms of any of the Loan Documents.

     “Facility B Revolver Note” means (a) a promissory note in substantially the form of Exhibit C hereto, executed and delivered by the Borrower and payable to the order of the Administrative Agent in the amount of the Aggregate Facility B Commitment, including any amendment, modification, restatement, renewal or replacement of such promissory note, (b) any “Facility B Revolver Note” executed and delivered pursuant to the Original Credit Agreement or the Existing Credit Agreement by the Borrower, payable to the order of a Lender that is a Facility B Lender hereunder, including any amendment, modification, restatement, remainder or replacement of such promissory note (including without limitation a replacement delivered pursuant to clause (c) below), and (c) in the event that any Facility B Revolver Lender requests a Facility B Revolver Note in accordance with this Agreement (including without limitation a replacement of a note described in clause (b) above), a promissory note, satisfactory in form to the Administrative Agent, executed and delivered by the Borrower payable to the order of such Facility B Lender in the amount of its Facility B Commitment, including any amendment, modification, restatement, renewal or replacement of such promissory note.

     “Facility B Revolver Pro Rata Share” means, at any time for any Facility B Revolver Lender, the ratio that its Facility B Commitment bears to the Aggregate Facility B Commitment.

     “Facility B Term Lender” means each of the Lenders holding an interest in the Facility B Term Loans.

     “Facility B Term Loan” means a loan under Facility B which is converted to a term loan pursuant to Section 2.19 or Section 2.20.

     “Facility B Term Maturity Date” means May 26, 2009.

     “Facility B Term Note” means (a) a promissory note in substantially the form of Exhibit D hereto, executed and delivered by the Borrower payable to the order of the Administrative Agent in the amount of the Aggregate Facility B Commitment, including any amendment, modification, restatement, renewal or replacement of such promissory note, (b) any “Facility B Term Note” executed and delivered pursuant to the Original Credit Agreement or the Existing Credit Agreement by the Borrower payable to the order of a Lender that is a Facility B Lender hereunder, including any amendment, modification, restatement, remainder or replacement of such promissory note (including without limitation a replacement delivered pursuant to clause (c) below), and (c) in the event that any Facility B Term Lender requests a Facility B Term Note in accordance with this Agreement (including without limitation a replacement of a note described in clause (b) above), a promissory note, satisfactory in form to the Administrative Agent, executed and delivered by the Borrower payable to the order of such Facility B Term Lender in the amount of its Facility B Commitment, including any amendment, modification, restatement, renewal or replacement of such promissory note.

     “Facility B Term Pro Rata Share” means, at any time for any Facility B Term Lender, the ratio that the outstanding principal balance of its Facility B Term Loans bears to the aggregate principal balance of all Facility B Term Loans.

     “Facility B Termination Date” means May 25, 2005, or such later date, if any, to which Facility B Termination Date is extended pursuant to Section 2.19, subject, however, to earlier termination in whole of the Aggregate Facility B Commitment pursuant to the terms of this Agreement.

     “Facility Increase” is defined in Section 2.18(a).

     “Facility Letter of Credit” means (a) each of the Existing Letters of Credit and (b) a Letter of Credit issued by an Issuer pursuant to Section 2.21.

     “Facility Letter of Credit Fee” is defined in Section 2.21(f).

     “Facility Letter of Credit Fee Rate” means a rate per annum equal to the Applicable Margin with respect to Eurodollar Rate Loans in effect from time to time during the term of any Facility Letter of Credit.

     “Facility Letter of Credit Obligations” means, as at the time of determination thereof, without duplication, an amount equal to the sum of (a) the aggregate of the amount then available for drawing under each of the Facility Letters of Credit, (b) the face amount of all outstanding drafts on Facility Letters of Credit, which drafts have been honored by the applicable Issuer, (c) the aggregate amount of all Reimbursement Obligations at such time and (d) the face amount of all Facility Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Facility Letter of Credit has been denied or revoked).

     “Facility Termination Date” means (a) with respect to Facility A, the Facility A Termination Date and (b) with respect to Facility B, the Facility B Termination Date.

     “Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     “Fee Letter” means that certain letter dated April 27, 2004 from BOCM and the Administrative Agent to the Borrower, and accepted by the Borrower on April 27, 2004.

     “Finished Lot” means a parcel of Entitled Land which satisfies the requirements for Land Under Development and in which the owner (including any prior owner) thereof has invested 85% or more of the cost to complete the Improvements thereon, and which constitutes a valid, legally subdivided lot within the meanings of the applicable laws of the states, county and/or municipality within which it is located, and other requirements governing the subdivision of land and constitutes a lot reflected on a duly recorded plat, subdivision map or parcel map in compliance with the requirements of all applicable laws and other requirements governing the subdivision of land and approved by the appropriate Governmental Authority.

     “Fitch” means Fitch Investors Service, L.P. or any Person succeeding to the securities rating business of such company.

     “Floating Rate” means, for any day, a rate per annum equal to the Alternate Base Rate for such day.

     “Floating Rate Advance” means an Advance which bears interest at the Floating Rate.

     “Floating Rate Loan” means a Loan which bears interest at the Floating Rate.

     “GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect as of the Agreement Date, applied on a consistent basis from time to time.

     “Governmental Authority” means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over the Lender, the Borrower, any Subsidiaries of the Borrower or any of their respective properties.

     “Guarantor” means a Subsidiary of the Borrower which has executed a Guaranty prior to the Closing Date and each Subsidiary of the Borrower that executes a Guaranty (including, if applicable, a Supplemental Guaranty) on or after the Closing Date.

     “Guaranty” means each of those certain guaranties executed prior to the Closing Date pursuant to the Original Credit Agreement or the Existing Credit Agreement by Subsidiaries of the Borrower, and each of those certain guaranties (including, if applicable, a Supplemental Guaranty) executed on the Closing Date or from time to time after the Closing Date by Subsidiaries of the Borrower, in substantially the form of Exhibit E hereto, in each case in favor of the Administrative Agent, for the benefit of the Lenders, as any such guaranties may be amended, restated, supplemented (including by delivery of a Supplemental Guaranty) or otherwise modified from time to time.

     “Hazardous Substances” means any toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9061 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act 49 U.S.C. § 1802 et seq., hazardous wastes identified in or pursuant to The Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601 et seq., any “toxic pollutant” under the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. § 7401 et seq., and any hazardous or toxic substance or pollutant regulated under any other applicable federal, state or local Environmental Laws.

     “Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     “Housing Unit” means a residential housing unit owned by a Loan Party that is (or, upon completion of construction thereof, will be) available for sale.

     “Housing Unit Closing” means a closing of the sale of a Housing Unit by a Loan Party to a bona fide purchaser for value that is not an Affiliate of a Loan Party.

     “Housing Unit Under Contract” means a Housing Unit owned by a Loan Party as to which such Loan Party has a bona fide contract of sale, in a form customarily employed by such Loan Party and reasonably satisfactory to the Administrative Agent, entered into not more than 15 months prior to the date of determination with a Person who is not an Affiliate of a Loan Party, under which contract no defaults then exist; provided, however, that in the case of any Housing Unit the purchase of which is to be financed in whole or in part by a loan insured by the Federal Housing Administration or guaranteed by the Veterans Administration, the minimum down payment shall be the amount (if any) required under the rules of the relevant agency.

     “Improvements” means on and off-site development work, including but not limited to filling to grade, main water distribution and sewer collection systems and drainage system installation, paving, and other improvements necessary for the use of residential dwelling units and as required pursuant to development agreements which may have been entered into with Governmental Authorities.

     “Indebtedness” of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors (but specifically excluding from such exception the deferred purchase price of Real Estate), (iv) evidenced by bankers’ acceptances, (v) consisting of obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (vi) consisting of Capitalized Lease Obligations (including any Capitalized Leases entered into as a part of a sale/leaseback transaction), (vii) consisting of liabilities and obligations under any receivable sales transactions, (viii) consisting of a Letter of Credit, other than a Performance Letter of Credit, or a reimbursement obligation of such Person with respect to any Letter of Credit, (ix) consisting of Hedging Obligations, (x) consisting of Off-Balance Sheet Liabilities or (xi) consisting of Contingent Obligations; and (b) obligations of such Person to purchase Securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property. With respect to the Borrower, Indebtedness includes, without limitation of the foregoing, (x) the Loans and (y) the Borrower’s and any Joint Venture Subsidiary’s pro rata shares of the Indebtedness of any Joint Venture (excluding any Indebtedness in which recourse is limited to the Joint Venture, provided that the Borrower’s or Joint Venture Subsidiary’s Investments in such Joint Venture are excluded from Consolidated Tangible Net Worth).

     “Interest Coverage Ratio” on any date means the ratio of (a) Consolidated EBITDA for the four fiscal quarters ended on such date to (b) total Consolidated Interest Incurred for such fiscal quarters.

     “Interest Period” means a Eurodollar Interest Period.

     “Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, membership interests, notes, debentures or other securities of any other Person made by such Person.

     “Investment Grade Rating” means a senior unsecured public debt rating of BBB- or higher or Baa3 or higher.

     “Issuance Date” is defined in Section 2.2 l(c)(i)(B).

     “Issuance Notice” is defined in Section 2.2l(c)(iii).

     “Issuer” means, with respect to each Existing Letter of Credit, the Issuer thereof identified in Schedule II, and with respect to each Facility Letter of Credit issued on or after the Closing Date, Bank One or such other Facility A Lender selected by the Borrower with the approval of the Administrative Agent, to issue such Facility Letter of Credit, provided such other Facility A Lender consents to act in such capacity.

     “Joint Lead Arrangers” means Banc One Capital Markets, Inc. and Deutsche Bank Securities, Inc.

     “Joint Venture” means a joint venture (whether in the form of a corporation, a partnership, limited liability company or otherwise) (a) to which the Borrower or a Joint Venture Subsidiary is or becomes a party (other than the tenancies in common listed in Schedule III annexed hereto), (b) whether or not Borrower is required to consolidate the joint venture in its financial statements in accordance with GAAP, and (c) in which the Borrower or any Joint Venture Subsidiary has or will have a total investment exceeding $25,000 or which has total assets plus contingent liabilities exceeding $100,000. For the purposes of this definition, the Borrower’s or Joint Venture Subsidiary’s investment in a joint venture shall be deemed to include any Securities of the joint venture owned by the Borrower or any Joint Venture Subsidiary, any loans, advances or accounts payable to the Borrower or any Joint Venture Subsidiary from the joint venture, any commitment, arrangement or other agreement by the Borrower or any Joint Venture Subsidiary to provide funds or credit to the joint venture and the Borrower’s or Joint Venture Subsidiary’s share of the undistributed profits of the joint venture.

     “Joint Venture Subsidiary” means a Subsidiary of the Borrower which is a partner, shareholder or other equity owner in a Joint Venture which is not a Loan Party.

     “Land Under Development” means Entitled Land upon which construction of Improvements has commenced but not been completed and for which: (a) to the extent required, a performance bond, surety or other security has been issued to and in favor of and unconditionally accepted by each local agency and all relevant Governmental Authorities, including any municipal utility district in which the Real Estate is situated with regard to all work to be performed pursuant to each and all of said subdivision improvement agreements or other agreements; (b) all necessary plans have been approved by all relevant Governmental Authorities for the installation of any and all Improvements required to be installed upon such Real Estate; (c) all necessary permits have been issued for the installation of said Improvements; and (d) utility services necessary for construction of Improvements and residential dwelling units and the operation thereon for the purpose intended will be available to such Real Estate upon completion of the Improvements and there exists a binding obligation on the part of each and every utility company to deliver necessary utility services to such Real Estate.

     “Lenders” means the lending institutions listed on the signature pages of this Agreement and the respective successors and permitted assigns of such lending institutions.

     “Lending Installation” means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

     “Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     “Letter of Credit Collateral Account” is defined in Section 2.2 l(h).

     “Letter of Credit Commitment” means, for each Facility A Lender, the obligation of such Facility A Lender to participate in Facility Letters of Credit in an amount not exceeding the lesser of (a) its Facility A Pro Rata Share of the Aggregate Letter of Credit Commitment or (b) its Facility A Pro Rata Share of the Unused Commitment for Facility A.

     “Letter of Credit Request” is defined in Section 2.2 l(c)(i).

     “Leverage Ratio” means a fraction (expressed as the percentage equivalent), the numerator of which is the sum of (i) all Consolidated Indebtedness, less (ii) the lesser of (A) $300,000,000 and (B) unrestricted cash of the Loan Parties in excess of $15,000,000, and the denominator of which is the sum of (x) all Consolidated Indebtedness and (y) the Adjusted Consolidated Tangible Net Worth.

     “Lien” means any lien (statutory or other), mortgage (including, without limitation, purchase money mortgages), pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) and, in the case of Securities, any purchase option, call or similar right of any Person (other than the issuer of such Securities) with respect to such Securities.

     “LNR” means LNR Property Corporation, a Delaware corporation, and its successors.

     “Loan” means a Facility A Loan, Swing Line Loan, Facility B Revolver Loan or Facility B Term Loan as applicable.

     “Loan Documents” means (a) this Agreement, the Facility A Notes, the Swing Line Note, the Facility B Revolver Notes, the Facility B Term Notes, the Guaranties, and (if and when delivered) the Mortgage Banking Subsidiaries Note Pledge Agreement and (b) any and all other instruments or documents delivered or to be delivered by the Loan Parties pursuant hereto or pursuant to any of the other documents described in clause (a) above, as such documents in clause (a) or (b) may be amended or modified and in effect from time to time.

     “Loan Parties” means the Borrower and the Guarantors (including any Subsidiary that executes and delivers a Guaranty after the Closing Date); “Loan Party” means any of the Loan Parties.

     “LTV Maintenance Agreement” means a guaranty or other agreement entered into by the Borrower or another Loan Party, for the benefit of the holder of any secured Indebtedness of a Person that is not a Loan Party, to maintain a specified loan-to-value ratio with respect to the Real Estate that secures such Indebtedness. For purposes of determining the amount of

     Consolidated Indebtedness under this Agreement and for purposes of Section 7.03(e) of this Agreement, the aggregate amount of the Contingent Obligations under all LTV Maintenance Agreements shall equal the amount (if any) by which (a) the sum of the LTV Maintenance Exposure with respect to all LTV Maintenance Agreements for which the LTV Maintenance Exposure is positive exceeds (b) the sum of the LTV Maintenance Exposure with respect to all LTV Maintenance Agreements for which the LTV Maintenance Exposure is negative.

     “LTV Maintenance Exposure” means, with respect to any LTV Maintenance Agreement, the amount (whether positive or negative) equal to (a) the amount of the Indebtedness with respect to which the LTV Maintenance Agreement is delivered exceeds (b) the product of (i) the book value of the Real Estate securing such Indebtedness (or such lesser value as is provided in or determined under the agreements governing such Indebtedness) and (ii) a percentage equal to the lesser of (A) the loan-to-value ratio (stated as a percentage) that the Borrower or such other Loan Party agrees to maintain under the applicable LTV Maintenance Agreement and (B) sixty percent (60%); provided, however, if the Borrower and other Loan Parties are liable severally but not jointly and severally with one or more other obligors under the LTV Maintenance Agreement, the amount (whether positive or negative) of the Contingent Obligation in respect of such LTV Maintenance Agreement shall be the product of (x) the amount determined as set forth above and (y) the maximum percentage of the aggregate liability under such LTV Maintenance Agreement with respect to which Borrower and any other Loan Parties are liable.

     “Material Adverse Effect” means a material adverse effect on (a) the business, properties, assets, condition (financial or otherwise), results of operations, or prospects of (i) the Loan Parties, taken as a whole, or (ii) if so specified, the Borrower or any Guarantor, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

     “Merger” means the merger of Old U.S. Home into New U.S. Home (then known as Len Acquisition Corporation) on or about the Original Closing Date.

     “Moody’s” means Moody’s Investors Service, Inc. or any Person succeeding to the securities rating business of such company.

     “Monthly Payment Date” means the first Business Day of each calendar month, commencing in June, 2004.

     “Mortgage” means any mortgage, deed of trust or other security deed in Real Estate, or in rights or interests, including leasehold interests, in Real Estate.

     “Mortgage Banking Subsidiaries Adjusted Net Worth” means, at any date, the Net Worth of the Mortgage Banking Subsidiaries on a consolidated basis as determined in accordance with GAAP (including in the assets used to determine Net Worth the amount of the Capitalized Mortgage Servicing as of such date), less the amount of all goodwill and other assets that are properly classified as “intangible assets” at such date in accordance with GAAP.

     “Mortgage Banking Subsidiaries Note” means the promissory note dated May 24, 2002, in the principal amount of $300,000,000, executed by the Mortgage Banking Subsidiaries as joint makers payable to the order of the Borrower and each Guarantor that lends funds to any of the Mortgage Banking Subsidiaries, held by the Administrative Agent pursuant to Section 6.09.

     “Mortgage Banking Subsidiaries Note Pledge Agreement” is defined in Section 8.02(b)(i), and includes any amendment, supplement, restatement or other modification of such agreement.

     “Mortgage Banking Subsidiary” means a Subsidiary of the Borrower which is engaged or hereafter engages in the mortgage banking business, including the origination, servicing, packaging and/or selling of mortgages on residential single- and multi-family dwellings and/or commercial property, and in any event shall include AFSI, UAMC, UAMC Asset Corp. II, Universal American Mortgage Corporation of California and Eagle Home Mortgage, Inc.

     “Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     “Net Book Value” means, with respect to an asset owned by a Loan Party, the gross investment of such Loan Party in the asset, less all reserves (including loss reserves and reserves for depreciation) attributable to that asset, all determined in accordance with GAAP consistently applied, including, in the case of Unimproved Entitled Land, any unamortized land credits.

     “Net Housing Unit Proceeds” means, in connection with the sale of any Housing Unit by a Loan Party, the gross sales price less (a) all bona fide prorations and adjustments to the sales price required to be made pursuant to the terms of the sales contract and (b) the aggregate amount of bona fide closing costs due to any Person, provided that if such closing costs are due to an Affiliate of a Loan Party, such costs comply with Section 7.12.

     “Net Worth” means, at any date, with respect to any Person the amount of consolidated stockholders’ equity of such Person and its consolidated Subsidiaries as shown on its balance sheet as of such date in accordance with GAAP.

     “New Revolver Lender” means either a Facility A Lender, a Facility B Revolver Lender or an Eligible Assignee, in each case approved by the Borrower and the Administrative Agent, that agrees to become a Facility A Lender or a Facility B Revolver Lender or that agrees to increase its Facility A Commitment or its Facility B Commitment, in accordance with the provisions of Section 2.18.

     “New U.S. Home” means U.S. Home Corporation (formerly known as Len Acquisition Corporation), a Delaware corporation.

     “Non-Consenting Facility A Lender” is defined in Section 2.26.

     “Non-Consenting Facility B Lender” is defined in Section 2.19(a).

     “Non-Recourse Indebtedness” means Indebtedness of a Loan Party for which its liability is limited to the Real Estate upon which it grants a Lien to the holder of such Indebtedness as security for such Indebtedness, but only to the extent that the amount of such Indebtedness does not exceed such Loan Party’s original cost of purchase of such Real Estate or the most current appraised value of such Real Estate.

     “Notes” means, collectively, the Facility A Notes, the Swing Line Note, the Facility B Revolver Notes, and the Facility B Term Notes, and “Note” means any one of the Notes.

     “Obligations” means all Loans, Facility Letter of Credit Obligations, advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to the Administrative Agent, any Lender, the Swing Line Bank, the Joint Lead Arrangers, any Affiliate of the Administrative Agent or any Lender, any Issuer or any Person entitled to indemnification by any Loan Party under this Agreement or any other Loan Document, of any kind or nature, present or future, arising under this Agreement or any other Loan Documents, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all Facility A Obligations and Facility B Obligations, all interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements, reasonable paralegals’ fees and any other sum chargeable to any Loan Party under this Agreement or any other Loan Document.

     “Off-Balance Sheet Liabilities” of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any financing lease, any synthetic lease (under which all or a portion of the rent payments made by the lessee are treated, for tax purposes, as payments of interest, notwithstanding that the lease may constitute an operating lease under GAAP) or any other similar lease transaction, or (c) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing and which has an actual or implied interest component but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

     “Old U.S. Home” means U.S. Home Corporation, a Delaware corporation, which was merged into New U.S. Home (then known as Len Acquisition Corporation) on or about the Original Closing Date.

     “Old U.S. Home Debt Issues” means the debt Securities issued by Old U.S. Home prior to the Merger in connection with the 8.25% Senior Notes due 2004.

     “Original Closing Date” means May 3, 2000.

     “Original Credit Agreement” means that certain Credit Agreement dated as of May 3, 2000 among the Borrower, certain of the Lenders (and certain other lenders), and the Administrative Agent, which Credit Agreement was amended and restated in its entirety by that certain Amended and Restated Credit Agreement dated as of May 24, 2002 among the Borrower, certain Lenders (and certain other lenders), and the Administrative Agent, as amended by First Amendment to Amended and Restated Credit Agreement dated as of February 28, 2003.

     “Participants” is defined in Section 12.02.

     “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

     “Performance Letter of Credit” means a Letter of Credit issued to a Governmental Authority or a quasi-governmental agency to insure the completion by a Loan Party of a development of land improvements or to insure payment by a Loan Party of escrow accounts.

     “Permitted Liens” means (a) Liens existing on the date of this Agreement and described on Schedule IV hereto; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, zoning restrictions, assessment district or similar Liens in connection with municipal financing, and similar restrictions, encumbrances or title defects which, singly or in the aggregate, do not hi any case materially detract from the value of the Real Estate subject thereto (as such Real Estate is used by the Borrower or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (i) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in a default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation; (h) Liens securing Indebtedness of a Person existing at the tune such Person becomes a Subsidiary or is merged with or into the Borrower or a Subsidiary or Liens securing Indebtedness incurred in connection with an acquisition of Real Estate, provided that (1) such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets or (2) such Liens are granted to the seller of such Real Estate to secure the purchase price therefor; (i) Liens securing Indebtedness incurred to refinance any Indebtedness that was previously so secured and permitted hereunder (which refinancing Indebtedness may exceed the amount refinanced, provided such refinancing Indebtedness is otherwise permitted under this Agreement) in a manner no more adverse to the Lenders than the terms of the Liens securing such refinanced Indebtedness, provided, however, that, Liens securing refinancing of the Indebtedness held by the REIT Subsidiary (as described in clause (j) below) shall not be permitted; and (j) mortgages, deeds of trust and other similar instruments granted by any Loan Party to the REIT Subsidiary and held by the REIT Subsidiary as security for Indebtedness of such Loan Party to the REIT Subsidiary, provided that (i) the REIT Subsidiary is a Guarantor, (ii) such mortgages, deeds of trust and similar instruments are in a form reasonably approved by Administrative Agent and are not recorded or filed in any real property records or other public or official records and (iii) the REIT Subsidiary executes and delivers to Administrative Agent an agreement reasonably satisfactory to Administrative Agent subordinating to the Obligations, the

REIT Subsidiary’s rights, liens and claims against the Borrower and the other Loan Parties, together with certified resolutions, opinions of counsel and other supporting documentation with respect to such subordination reasonably satisfactory to Administrative Agent.

     “Person” means any natural person, corporation, firm, enterprise, trust, association, company, partnership, limited liability company, joint venture or other entity or organization, or any government or political subdivision or any agency, department, or instrumentality thereof.

     “Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     “Pricing Grid” means the pricing grid attached hereto as Exhibit F.

     “Prime Rate” means the rate per annum equal to the prime rate of interest announced by Bank One from time to time as its “prime rate” (it being acknowledged that such announced prime rate may not necessarily be the lowest rate charged by Bank One to any of its customers), changing when and as said prime rate changes.

     “Project” means a parcel of Real Estate owned by a Loan Party which is to be developed or sold as part of a common scheme.

     “Pro Rata Share” means, for each Lender at any time, the ratio that (i) the sum of the aggregate amount of such Lender’s Facility A Commitment, Facility B Commitment, and the outstanding balance of such Lender’s Facility B Term Loans bears to (ii) the sum of the Aggregate Facility A Commitment, the Aggregate Facility B Commitment and the outstanding principal balance of all Facility B Term Loans, all as determined at such time.

     “Qualified Finished Lots” means, at any date, the sum of (a) the Net Book Value of Finished Lots that are under a bona fide contract for sale by a Loan Party to a Person that is not an Affiliate of a Loan Party and (b) the lesser of (i) the product of (A) the total number of Housing Units with respect to which the Loan Parties entered into such contracts during the period of six consecutive calendar months most recently ended at such date, provided that Housing Units shall include housing units of entities that were acquired and became Loan Parties during the applicable period, multiplied by (B) the average Net Book Value of all Finished Lots as of the end of such six-month period and (ii) an amount equal to 40% of Adjusted Consolidated Tangible Net Worth at such date.

     “Quarterly Payment Date” means the first Business Day of each January, April, July and October, commencing in July, 2004.

     “Rating Agency” means any one of Fitch, Moody’s or S&P.

     “Real Estate” means land, rights in land and interests therein (including, without limitation, leasehold interests), and equipment, structures, improvements, furnishings, fixtures and buildings (including a mobile home of the type usually installed on a developed site) located on or used in connection with land, rights in land or interests therein (including leasehold interests), but shall not include Mortgages or interests therein.

     “Real Estate Business” means homebuilding, housing construction, home sales, real estate development or construction, a plant/tree nursery for landscaping of Housing Units, and related real estate activities, including the provision of mortgage financing, title insurance and other goods and services to home buyers, home owners and other occupants of homes, including without limitation, cable TV services, home security, home design, broadband communications and other communications services and home office support services.

     “Recent Balance Sheet” is defined in Section 4.05.

     “Register” is defined in Section 13.07.

     “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     “Reimbursement Obligations” means at any time, the aggregate of the Obligations of the Borrower to the Facility A Lenders, the Issuers and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Facility A Lenders, the Issuers and the Administrative Agent under or in respect of the Facility Letters of Credit.

     “REFT Subsidiary” means a corporation or business trust that the Borrower has caused or may hereafter cause to be organized as an indirect Subsidiary of the Borrower and that elects to be treated as a “qualified real estate investment trust” in accordance with Section 856 of the Code, the business purpose of which Subsidiary is to centralize the internal financing of the Borrower’s real estate development and construction activities.

     “Replacement Lender” is defined in Section 2.27.

     “Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     “Repurchase Guaranty” means a guaranty by Borrower or any other Loan Party of the obligations of any Mortgage Banking Subsidiary (i) as seller under an agreement for the sale of mortgage loans to a special purpose entity in connection with the securitization of such mortgage loans and (ii) as servicer of such mortgage loans following such sale, provided, however, that such obligations shall not include any guaranty of the obligations of any obligor under any mortgage loan.

     “Required Lenders” means, subject to the provisions of Section 13.06(c), Lenders whose Pro Rata Shares, in the aggregate, are greater than 66-2/3%; provided, however, that if all of the Commitments have been terminated pursuant to the terms of this Agreement, “Required Lenders” means Lenders whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and Facility Letter of Credit Obligations are greater than 66-2/3%.

     “Reserve Requirement” means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     “Revolver Increase” is defined in Section 2.18(a).

     “Section” means a numbered section of this Agreement, unless another document is specifically referenced.

     “Securities” of any Person means equity securities and debt securities and any other instrument commonly understood to be a security issued by that Person.

     “Securities Act” is defined in Section 6.04(j).

     “Significant Joint Venture” means a Joint Venture of the Borrower which has total assets that exceed an amount equal to 2½% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal quarter.

     “Significant Subsidiary” means a Subsidiary of the Borrower which meets any of the following conditions:

     (a) such Subsidiary is a direct Subsidiary of the Borrower; or

     (b) the total assets of such Subsidiary exceed an amount equal to 2½% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal quarter.

     “Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., or any Person succeeding to the securities rating business of such company.

     “Subordinated Debt” means any Indebtedness of the Borrower which by its terms is subordinated, in form and substance and in a manner satisfactory to the Administrative Agent, in time and right of payment to the prior payment in full of the Obligations, but which in any event matures not earlier than twelve months after the latest of the Facility A Termination Date and Facility B Termination Date.

     “Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     “Supplemental Guaranty” means a “Supplemental Guaranty” in the form provided for and as defined in the Guaranty delivered pursuant to the Existing Credit Agreement, or (if applicable) the form of Guaranty attached hereto as Exhibit E.

     “Swing Line Bank” means Bank One or any other Facility A Lender as a successor Swing Line Bank.

     “Swing Line Commitment” means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum of $75,000,000 at any one time outstanding.

     “Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Bank pursuant to Section 2.04 hereof.

     “Swing Line Note” means the promissory note executed by the Borrower pursuant to the Existing Credit Agreement payable to the order of the Swing Line Bank in the amount of the Swing Line Commitment, including any amendment, modification, renewal, restatement or replacement of such note.

     “Syndication Agent” means Deutsche Bank Trust Company Americas.

     “Term Out Notice” is defined in Section 2.20(a).

     “Transferee” is defined in Section 12.03 (c).

     “Type” means, with respect to any Advance, its nature as a Floating Rate Advance or Eurodollar Rate Advance.

     “UAMC” means Universal American Mortgage Company, LLC.

     “Unfunded Liabilities” means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

     “Unimproved Entitled Land” means Entitled Land upon which no Improvements have been commenced.

     “Unmatured Default” means an event, act or condition which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

     “Unused Commitment” means, at any date, (i) with respect to each Facility A Lender, the amount by which its Facility A Commitment exceeds the sum of the outstanding balance of its Facility A Loans and its Facility A Pro Rata Share of the aggregate amount then available for drawing under the Facility Letters of Credit and (ii) with respect to each Facility B Revolver Lender, the amount by which its Facility B Commitment exceeds the outstanding principal balance of its Facility B Revolver Loans.

     “Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     SECTION 1.02. Computation of Time Periods. For the purposes of this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding” and the word “through” means “to and including”.

     SECTION 1.03. Accounting Terms.

     (a) All accounting terms used and not specifically defined herein shall be construed in accordance with GAAP. All references herein to GAAP shall be deemed to refer to those principles; provided, however, that notwithstanding the requirements imposed by GAAP which require the consolidation of the operations of the Mortgage Banking Subsidiaries with the operations of the Borrower, for the purposes of the calculations set forth in Article VII hereof, the operations of such Subsidiary shall be so included only as specifically provided for herein.

     (b) In the event that the Borrower shall acquire, pursuant to a transaction permitted under this Agreement, all of the equity Securities of a corporation (the “Acquired Company”) which have ordinary voting power for the election of directors of the Acquired Company and, provided that (i) the Borrower shall have furnished to the Administrative Agent, and the Administrative Agent shall have approved (A) consolidated balance sheets and related consolidated statements of earnings, stockholders’ equity and cash flows of the Acquired Company for the most recently concluded fiscal year of the Acquired Company, prepared in accordance with GAAP consistently applied and audited and reported upon by a firm of independent certified public accountants of recognized standing acceptable to the Administrative Agent (such audit to be unqualified) and (B) for any quarters of the next succeeding fiscal year that are concluded as of the date of such Acquisition, a consolidated balance sheet of the Acquired Company as of the end of the most recent quarter, and the related consolidated statement of earnings and cash flows of the Acquired Company for the period from the beginning of the current fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by the chief financial officer of the Acquired Company and (ii) the Acquired Company shall either become or be merged into a Guarantor hereunder, then, from and after such Acquisition, the Borrower shall include in the determination of Consolidated EBITDA, Consolidated Interest Expense, Consolidated Interest Incurred and Consolidated Net

Income, for any applicable period for which such amounts are to be determined pursuant to this Agreement, such Acquired Company as if such Acquired Company had been a Loan Party during such period.

ARTICLE II

THE CREDITS

     SECTION 2.01. Facility A Commitment.

     (a) Commitment. On and after the Closing Date and prior to the Facility A Termination Date, upon the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each Facility A Lender severally agrees to make Facility A Advances to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Facility A Commitment, provided that (i) in no event may the aggregate principal amount of all outstanding Facility A Advances exceed the Aggregate Facility A Commitment and (ii) in no event may the sum of the aggregate principal amount of all outstanding Facility A Advances, all outstanding Swing Line Loans and the Facility Letter of Credit Obligations exceed the Aggregate Facility A Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow under Facility A at any time prior to the Facility A Termination Date. The Facility A Commitments to lend hereunder shall expire on the Facility A Termination Date.

     (b) Letter of Credit Commitment. On and after the Closing Date and prior to the Facility A Termination Date, each Facility A Lender severally agrees, on the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, to participate in the Existing Letters of Credit and in other Facility Letters of Credit issued pursuant to Section 2.21 for the account of the Borrower; provided that in no event may the aggregate amount of all Facility Letter of Credit Obligations exceed the lesser of (A) the Aggregate Letter of Credit Commitment and (B) an amount equal to the Aggregate Facility A Commitment minus the sum of all outstanding Facility A Advances and all outstanding Swing Line Loans.

     (c) Advances and Participations Pro Rata. Facility A Advances hereunder shall be made ratably by the several Facility A Lenders in accordance with their respective Facility A Pro Rata Shares. Participations in Facility Letters of Credit hereunder shall be ratable among the several Facility A Lenders in accordance with their respective Facility A Pro Rata Shares.

     (d) Maturity. All Facility A Obligations shall be due and payable by the Borrower on the Facility A Termination Date unless such Facility A Obligations shall sooner become due and payable pursuant to Section 9.02 or as otherwise provided in this Agreement.

     SECTION 2.02. Facility B Commitment.

     (a) Commitments. On and after the Closing Date and prior to the Facility B Termination Date, upon the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each Facility B Revolver Lender severally agrees to make Facility B Revolver Advances to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Facility B Commitment, provided that in no event may the aggregate principal amount of all outstanding Facility B Revolver Advances exceed the Aggregate Facility B Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow under Facility B at any time prior to the Facility B Termination Date. The Facility B Commitments to lend hereunder shall expire on the Facility B Termination Date.

     (b) Advances Pro Rata. Facility B Revolver Advances hereunder shall be made by the several Facility B Revolver Lenders ratably in accordance with their respective Facility B Revolver Pro Rata Shares.

     (c) Maturity. All Facility B Obligations shall be due and payable by the Borrower on the Facility B Termination Date except to the extent such Facility B Obligations are converted to Facility B Term Loans pursuant to Section 2.19 or Section 2.20 or shall sooner become due and payable pursuant to Section 9.02 or as otherwise provided in this Agreement.

     SECTION 2.03. Intentionally Omitted.

     SECTION 2.04. Swing Line Loans.

     (a) Swing Line Commitment. In addition to the Advances pursuant to Sections 2.01 and 2.02, but subject to the terms and conditions of this Agreement (including but not limited to those limitations set forth in Section 2.01), the Swing Line Bank agrees to make the Swing Line Loans to the Borrower in accordance with this Section 2.04 up to the amount of the Swing Line Commitment. Swing Line Loans shall not be limited by the amount of the Swing Line Bank’s Facility A Commitment but shall be subject to the limitations set forth in Section 2.01. Amounts borrowed under this Section 2.04 may be borrowed, repaid and reborrowed to, but not including, the Facility A Termination Date. All outstanding Swing Line Loans shall bear interest at the Floating Rate.

     (b) Swing Line Request. The Borrower may request a Swing Line Loan from the Swing Line Bank on any Business Day before the Facility A Termination Date by giving the Administrative Agent and the Swing Line Bank notice by 1:00 p.m. (Chicago time) on such Borrowing Date specifying the aggregate amount of such Swing Line Loan, which shall be an amount not less than $500,000. The Administrative Agent shall promptly notify each Facility A Lender of such request.

     (c) Making of Swing Line Loans. The Swing Line Bank shall, no later than 3:00 p.m. (Chicago time) on such Borrowing Date, make the funds for such Swing Line Loan available to the Borrower at the Administrative Agent’s address, or at such other place as indicated in written money transfer instructions from the Borrower, signed by an Authorized Officer.

     (d) Swing Line Note. The Swing Line Loans shall be evidenced by the Swing Line Note and each Swing Line Loan shall be paid in full by the Borrower on or before the earlier of the fifth Business Day after the Borrowing Date for such Swing Line Loan or the Facility A Termination Date.

     (e) Repayment of Swing Line Loans. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $500,000, any portion of the outstanding Swing Line Loans upon notice to the Administrative Agent and the Swing Line Bank. In addition, the Administrative Agent: (i) may at any time in its sole discretion or (ii) shall on the fifth Business Day after the Borrowing Date for such Swing Line Loan, require the Facility A Lenders (including the Swing Line Bank) to make a Facility A Advance at the Floating Rate in an amount up to the amount of Swing Line Loans outstanding on such date for the purpose of repaying Swing Line Loans; provided, however, that the obligation of each Facility A Lender to make any such Advance is subject to the condition that the Swing Line Bank believed in good faith that all conditions under Section 5.02 were satisfied at the time the Swing Line Loan was made. If the Swing Line Bank receives notice from any Facility A Lender that a condition under Section 5.02 has not been satisfied, no Swing Line Loan shall be made until (A) such notice is withdrawn by that Facility A Lender or (B) the Required Lenders have waived satisfaction of any such condition. The Facility A Lenders shall deliver the proceeds of such Facility A Advance to the Administrative Agent by 12:00 noon (Chicago time) on the applicable Borrowing Date for application to the Swing Line Bank’s outstanding Swing Line Loans. Subject to the proviso contained in the second sentence of this Section 2.04(e), each Facility A Lender’s obligation to make available its Facility A Pro Rata Share of the Facility A Advance referred to in this Section shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which such Facility A Lender may have against the Swing Line Bank, or anyone else, (2) the occurrence or continuance of an Event of Default or Unmatured Default, (3) any adverse change in the condition (financial or otherwise) of the Borrower or (4) any Event whatsoever. If for any reason a Facility A Lender does not make available its Facility A Pro Rata Share of the foregoing Facility A Advance, such Facility A Lender shall be deemed to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in each Swing Line Loan then being repaid, equal to its Facility A Pro Rata Share of all such Swing Line Loans being repaid, so long as such purchase would not cause such Facility A Lender to exceed its Facility A Commitment. If any portion of any amount paid (or deemed paid) to the Administrative Agent is recovered by or on behalf of the Borrower from the Administrative Agent in bankruptcy or otherwise, the loss of the amount so recovered shall be shared ratably among all Facility A Lenders in accordance with their respective Facility A Pro Rata Shares.

     SECTION 2.05. Types of Advances. The Facility A Advances and Facility B Advances may be Floating Rate Advances, or Eurodollar Rate Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.09; provided, however, that there shall not be more than five Facility A Advances and five Facility B Advances which are Eurodollar Rate Advances outstanding at any time.

     SECTION 2.06. Principal Payments.

     (a) Optional Principal Payments. Subject to and except as otherwise provided in Section 2.06(i), (i) the Borrower may from time to time pay with respect to any Facility, without penalty or premium, all outstanding Floating Rate Advances of such Facility, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances of such Facility upon notice to the

Administrative Agent not later than 10:00 a.m. (Chicago time) on the date of payment, and (ii) the Borrower may, upon three Business Days’ prior notice to the Administrative Agent, (A) pay any Eurodollar Advance in full on the last day of the Interest Period for such Eurodollar Advance, and (B) prepay any Eurodollar Advance in full prior to the last day of the Interest Period for such Eurodollar Advance.

     (b) Intentionally Omitted.

     (c) Intentionally Omitted.

     (d) Payments of Mortgage Banking Subsidiaries Note. The Borrower shall prepay the principal of the Notes in the amount, and promptly upon its receipt, of any principal payment made with respect to the Mortgage Banking Subsidiaries Note from and after the date the Administrative Agent is granted a security interest therein pursuant to Section 8.02; provided, however, that if the Borrower does not designate which of the Facilities is to be reduced by such prepayment, the prepayment shall be applied (as applicable) first to any outstanding Facility B Obligations and then to any outstanding Facility A Obligations.

     (e) Reduction of Quarterly Payments. Any payments or prepayments of the Facility B Term Loans whether voluntary or otherwise (other than the regularly scheduled quarterly payments) shall reduce, on a pro rata basis, the amount of each quarterly payment thereafter required to be made to any Facility B Term Lender that received such payment or prepayment.

     (f) Intentionally Omitted.

     (g) Intentionally Omitted.

     (h) Application of Payments to Facility B. Whenever this Agreement provides that any payment is to be applied to Facility B but does not specify that the same shall be applied to the Facility B Revolver Loans or the Facility B Term Loans, such payment shall be allocated among the Facility B Revolver Loans and Facility B Term Loans on a pro rata basis, based upon the amounts thereof (if any) then outstanding.

     (i) Funding Indemnification. The provisions of Section 3.04 shall apply to any payment or prepayment provided for in this Section 2.06.

     (j) Application of Payments. Unless this Agreement specifically provides for the application of principal payments to specified Obligations, the Borrower may, as long as no Event of Default has occurred that is continuing, direct the Administrative Agent to apply prepayments of the principal amount of the Obligations against any of the Facilities.

     SECTION 2.07. Commitment Fees; Reductions of Commitments.

     (a) Commitment Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Facility A Lender a Commitment Fee, at a rate per annum equal to the Applicable Commitment Fee Rate for Facility A, on the daily average of such Facility A Lender’s Unused Commitment for Facility A from the date hereof to and including the Facility A Termination Date, payable in arrears on each Quarterly Payment Date and on the Facility A

Termination Date and (ii) to the Administrative Agent for the account of each Facility B Revolver Lender a Commitment Fee, at a rate per annum equal to the Applicable Commitment Fee Rate for Facility B, on the daily average of such Facility B Revolver Lender’s Unused Commitment for Facility B from the date hereof to and including the Facility B Termination Date, payable in arrears on each Quarterly Payment Date and on the Facility B Termination Date. All accrued Commitment Fees with respect to Facility A under this Section 2.07 shall be payable on the effective date of any termination of the obligations of the Facility A Lenders to make Facility A Loans hereunder, and all accrued Commitment Fees with respect to Facility B under this Section 2.07 shall be payable to each Facility B Revolver Lender on the effective date of any termination of its obligations to make Facility B Revolver Loans hereunder. The fees payable under this Section 2.07, once paid, shall not be refundable for any reason.

     (b) Voluntary Reduction of Commitments. The Borrower may permanently reduce the Aggregate Facility A Commitment in whole, or in part ratably among the Facility A Lenders in the minimum amount of $5,000,000, and, if in excess thereof, in integral multiples of $1,000,000, upon at least three Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Facility A Commitment may not be reduced below the sum of (i) the aggregate principal amount of the outstanding Facility A Advances and (ii) the Facility Letter of Credit Obligations. The Borrower may permanently reduce the Aggregate Facility B Commitment in whole, or in part ratably among the Facility B Lenders in the minimum amount of $5,000,000, and, if in excess thereof, in integral multiples of $1,000,000, upon at least three Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Facility B Commitment may not be reduced below the aggregate principal amount of the outstanding Facility B Revolver Advances.

     SECTION 2.08. Method of Borrowing. Not later than 12:00 noon (Chicago time) on each Borrowing Date with respect to a Facility, each Lender with respect to such Facility shall make available its Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Section 13.01. The Administrative Agent will make the funds so received from the Lenders available to the Borrower by deposit into an account maintained by the Borrower at Bank One.

     SECTION 2.09. Method of Selecting Types and Interest Periods for Advances.

     (a) Borrowing Notices. The Borrower shall select the Type of each Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 10:00 a.m. (Chicago time) on the Borrowing Date for each Floating Rate Advance and prior to 10:00 a.m. (Chicago time) on the date which is two Business Days before the Borrowing Date for each Eurodollar Rate Advance, specifying:

     (i) the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii) the aggregate amount of such Advance,

     (iii) the Type of Advance selected, and

     (iv) in the case of each Eurodollar Rate Advance, the Interest Period applicable thereto.

The Borrower shall be entitled to obtain, on the Closing Date, only one Facility A Advance and only one Facility B Revolver Advance and, in any single Business Day after the Closing Date, only one Facility A Advance and only one Facility B Revolver Advance, any of which Advances may (subject to the provisions of Section 2.05) be comprised in whole or in part of any Eurodollar Rate Advance. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Floating Rate. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance. The Borrower shall select Interest Periods with respect to Eurodollar Rate Advances so that it is not necessary to repay a Eurodollar Rate Advance prior to the last day of the applicable Interest Period in order to make any mandatory payment required to be made pursuant to this Agreement or to repay all Facility A Loans in full on the Facility A Maturity Date, to repay all Facility B Revolver Loans in full on the Facility B Termination Date and to repay all Facility B Term Loans in full on the Facility B Term Maturity Date.

     (b) Borrowing Notices Irrevocable. Each Borrowing Notice shall be irrevocable and binding on the Borrower and, in respect of the borrowing specified in the Borrowing Notice, the Borrower shall indemnify each Lender against any loss or expense incurred by that Lender as a result of any failure to fulfill the applicable conditions set forth in Section 5.02 on or before the proposed Borrowing Date specified in the Borrowing Notice, including, without limitation, any loss (including loss of profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund the Loan to be made by that Lender as part of that borrowing when that Loan, as a result of that failure, is not made on that date.

     SECTION 2.10. Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances.

     (a) Right to Convert. The Borrower may elect from time to time, subject to the provisions of Section 2.10(c), to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

     (b) Automatic Conversion and Continuation. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Rate Advances. Eurodollar Rate Advances of any Type shall continue as Eurodollar Rate Advances of such Type until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Administrative Agent notice in accordance with Section 2.10(d), requesting that, at the end of such Interest Period, such Eurodollar Rate Advance either continue as a Eurodollar Rate Advance of such Type for the same or another Interest Period or be converted into an Advance of another Type.

     (c) No Conversion in Case of an Event of Default or Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.10(a) or 2.10(b), no Advance may be converted into or continued as a Eurodollar Rate Advance (except with the consent of the Required Lenders) when any Event of Default or Unmatured Default has occurred and is continuing.

     (d) Conversion/Continuation Notice. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of an Advance or continuation of a Eurodollar Rate Advance not later than 10:00 a.m. (Chicago time) on the day of any conversion into a Floating Rate Advance or prior to 10:00 a.m. (Chicago time) on the date which is two Business Days prior to the date of the requested conversion into or continuation of a Eurodollar Rate Advance, specifying:

     (i) the requested date (which shall be a Business Day) of such conversion or continuation;

     (ii) the amount and Type of the Advance to be converted or continued; and

     (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Rate Advance, the duration of the Interest Period applicable thereto.

     SECTION 2.11. Minimum Amount of Each Advance. Each Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof) provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Facility A Commitment or Aggregate Facility B Commitment (as applicable).

     SECTION 2.12. Rate after Maturity. Any Advance which is not paid at maturity for such Advance, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Default Rate.

     SECTION 2.13. Method of Payment. All payments of principal, interest, and fees hereunder with respect to each Facility shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (Chicago time) on the date when due and shall be made ratably by the Administrative Agent among the Lenders of such Facility with respect to their Loans. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge any account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder. The Administrative Agent shall endeavor in good faith to provide telephonic notice to Borrower prior to any such charge, but the Administrative Agent shall not be liable to Borrower or any other Person if Administrative Agent fails to provide any such notice. If and to the extent payment owed to any

Lender is not made by the Borrower to the Administrative Agent or that Lender, as the case may be, when due hereunder or under the Note held by that Lender, the Borrower further authorizes such Lender to charge from time to time against any or all of the accounts maintained by the Borrower with the Lender, its subsidiaries, affiliates or branches any amount so due, subject to the provisions of Article XI.

     SECTION 2.14. Notes; Telephonic Notices.

     (a) The Facility A Advances shall be evidenced by the Facility A Note payable to the order of the Administrative Agent; the Facility B Revolver Loans shall be evidenced by the Facility B Revolver Note payable to the order of the Administrative Agent; and the Facility B Term Loans shall be evidenced by the Facility B Term Note payable to the order of the Administrative Agent. Notwithstanding the foregoing, any Lender may request, by written notice to the Administrative Agent, that any Loans made or to be made by it hereunder each be evidenced by a Note or Notes payable to such Lender, and, in such event, the Borrower shall execute and deliver to the Administrative Agent the applicable Note or Notes payable to the order of such Lender in a form approved by the Administrative Agent and consistent with the terms of this Agreement. Upon the execution and delivery of such Note or Notes, the Loans theretofore or thereafter made by such Lender shall be evidenced by the applicable Note or Notes payable to such Lender and shall no longer be evidenced by the applicable Note or Notes payable to the Administrative Agent. Without limitation of the foregoing, any Facility A Note, Facility B Revolver Note or Facility B Term Note delivered to and held by a Lender under the Original Credit Agreement or the Existing Credit Agreement and that is in a principal amount that equals or exceeds such Lender’s Facility A Commitment hereunder (in the case of a Facility A Note) or such Lender’s Facility B Commitment hereunder (in the case of a Facility B Revolver Note and Facility B Term Note) shall, and the Borrower hereby ratifies and confirms that such Notes shall, continue to evidence the applicable Loans held by such Lender (which Loans shall not be evidenced by the applicable Note or Notes payable to the Administrative Agent). Notwithstanding the provisions of the immediately preceding sentence, a Lender that holds a Note delivered under the Original Credit Agreement or the Existing Credit Agreement may require a replacement Note in accordance with the foregoing provisions of this Section 2.14(a). Payments under all Notes shall be made to the Administrative Agent.

     (b) The Borrower hereby authorizes the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be an Authorized Officer. All actions taken by the Lenders and the Administrative Agent upon such telephonic notices are hereby approved by the Borrower, and the Lenders and the Administrative Agent shall incur no liability as a result of any such actions. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

     SECTION 2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Monthly Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Loan is prepaid, whether due to acceleration or otherwise, and on the applicable Facility Termination Date. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Rate Advance on a day other than a Monthly Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Floating Rate Loans, Commitment Fees and Facility Letter of Credit Fees shall be calculated for actual days elapsed on the basis of a 365-day (or, if applicable, 366-day) year; interest on Eurodollar Rate Loans shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     SECTION 2.16. Notification of Advances, Interest Rates. Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each notice of reduction of the Aggregate Facility A Commitment or Aggregate Facility B Commitment received by the Administrative Agent and will notify each Lender of a Facility of the contents of each Borrowing Notice, Conversion/Continuation Notice and repayment notice received by the Administrative Agent hereunder with respect to such Facility. The Administrative Agent will notify each Lender of a Facility of the interest rate applicable to each Eurodollar Rate Advance of such Facility promptly upon determination of such interest rate.

     SECTION 2.17. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     SECTION 2.18. Increase in Facilities.

     (a) Request for Increase. The Borrower may, at any time and from time to time, request, by notice to the Administrative Agent, the Administrative Agent’s approval of either (i) an increase of the Aggregate Facility A Commitment or (ii) provided the Facility B Commitments have not expired and Facility B has not been converted to term loans, an increase of the Aggregate Facility B Commitment, or both (in each case, a “Facility Increase”) within the limitations hereafter described, which request shall set forth the amount of each such requested Facility Increase. Within twenty (20) days of such request, the Administrative Agent shall advise the Borrower of its approval or disapproval of such request; failure to so advise the

Borrower shall constitute disapproval. If the Administrative Agent approves any such Facility Increase, then (x) in the case of a Facility Increase for Facility A, the Aggregate Facility A Commitment may be so increased (up to the amount of such approved Facility Increase) by having one or more New Revolver Lenders increase the amount of their then existing Facility A Commitments or become Facility A Lenders and (y) in the case of a Facility Increase for Facility B, the Aggregate Facility B Commitment may be so increased (up to the amount of such approved Facility Increase) by having one or more New Revolver Lenders increase the amount of their then existing Facility B Commitments or become Facility B Lenders. Any Facility Increase shall be subject to the following limitations and conditions: (i) any increase (in the aggregate) in the Aggregate Facility A Commitment and/or the Aggregate Facility B Commitment, and the amount (in the aggregate) of any new Facility A Commitment and/or any new Facility B Commitment of any New Revolver Lender or the amount (in the aggregate) of any increase in the Facility A Commitment and/or Facility B Commitment of any New Revolver Lender, shall not be less than $5,000,000 (and shall be in integral multiples of $1,000,000 if in excess thereof); (ii) no Facility Increase pursuant to this Section 2.18 shall increase the Aggregate Commitment to an amount in excess of $1,400,000,000; (iii) the Borrower and each New Revolver Lender shall have executed and delivered a commitment and acceptance (the “Commitment and Acceptance”) substantially in the form of Exhibit G hereto, and the Administrative Agent shall have accepted and executed the same; (iv) the Borrower shall have executed and delivered to the Administrative Agent such Note or Notes as the Administrative Agent shall require to reflect such Facility Increase; (v) the Borrower shall have delivered to the Administrative Agent opinions of counsel (substantially similar to the forms of opinions provided for in Section 5.01 modified to apply to the Facility Increase and each Note and Commitment and Acceptance executed and delivered in connection therewith); (vi) the Guarantors shall have consented in writing to the Facility Increases and shall have agreed that their Guaranties continue in full force and effect; and (vii) the Borrower and each New Revolver Lender shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such Facility increase. The form and substance of the documents required under clauses (iii) through (vii) above shall be fully acceptable to the Administrative Agent. The Administrative Agent shall provide written notice to all of the Lenders hereunder of any Facility Increase.

     (b) Loans by New Lenders. Upon the effective date of any increase in the Aggregate Facility A Commitment and/or the Aggregate Facility B Commitment pursuant to the provisions hereof, which effective date shall be mutually agreed upon by the Borrower, each New Revolver Lender and the Administrative Agent, each New Revolver Lender shall make a payment to the Administrative Agent in an amount sufficient, upon the application of such payments by all New Revolver Lenders to the reduction of the outstanding Facility A Advances held by the Facility A Lenders and/or Facility B Revolver Advances held by the Facility B Revolver Lenders, to cause the principal amount outstanding under the Facility A Loans made by each Facility A Lender (including any New Revolver Lender) to be in the amount of its Facility A Pro Rata Share (upon the effective date of such increase) of all outstanding Facility A Loans and/or the principal amount outstanding under the Facility B Revolver Loans made by each Facility B Revolver Lender (including any New Revolver Lender) to be in the amount of its Facility B Revolver Pro Rata Share (upon the effective date of such increase) of all outstanding Facility B Revolver Loans. The Borrower hereby irrevocably authorizes each New Revolver Lender to fund to the Administrative Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding Facility A Loans held by the other Facility A Lenders and/or the Facility B Revolver Loans held by the other Facility B Revolver Lenders hereunder. If, as a result of the repayment of the Facility A Advances or Facility B Revolver Advances provided for in this Section 2.18(b), any payment of a Eurodollar Rate Advance occurs on a day which is not the last day of the applicable Interest Period, the Borrower will pay to the Administrative Agent for the benefit of any of the Facility A Lenders and/or the Facility B Revolver Lenders holding a Eurodollar Rate Loan any loss or cost incurred by such Lender resulting therefrom in accordance with Section 3.04. Upon the effective date of such increase in the Aggregate Facility A Commitment and/or the Aggregate Facility B Commitment, all Facility A Loans outstanding hereunder (including any Facility A Loans made by the New Revolver Lenders on such date) and/or all Facility B Revolver Loans outstanding hereunder (including any Facility B Revolver Loans made by the New Revolver Lenders on such date) shall be Floating Rate Loans, subject to the Borrower’s right to convert the same to Eurodollar Rate Loans on or after such date in accordance with the provisions of Section 2.10.

     (c) New Facility A Lenders’ Participation in Facility Letters of Credit. Upon the effective date of any increase in the Aggregate Facility A Commitment and the making of the Facility A Loans by the New Revolver Lenders in accordance with the provisions of Section 2.18(b), each New Revolver Lender under Facility A shall also be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, from the Facility A Lenders party to this Agreement immediately prior to the effective date of such increase, an undivided interest and participation in any Facility Letter of Credit then outstanding, ratably, such that each Facility A Lender (including each New Revolver Lender under Facility A) holds a participation interest in each such Facility Letter of Credit in proportion to the ratio that such Facility A Lender’s Facility A Commitment (upon the effective date of such increase in the Aggregate Facility A Commitment) bears to the Aggregate Facility A Commitment as so increased.

     (d) Intentionally Omitted.

     (e) Intentionally Omitted.

     (f) No Obligation to Increase Commitment. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of the Borrower or the Administrative Agent to give or grant any Lender the right to increase its Commitment hereunder at any time or a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time, and no Commitment of a Lender shall be increased without its prior written approval.

     SECTION 2.19. Extension of Facility B Termination Date.

     (a) Extension Request. The Borrower may request an extension of the Facility B Termination Date by submitting a written request for an extension to the Administrative Agent (a “Facility B Extension Request”) not more than 90 nor less than 60 days prior to the Facility B Termination Date. The new Facility B Termination Date shall be no more than 364 days after the Facility B Termination Date in effect at the time the Facility B Extension Request is received, including the Facility B Termination Date as one of the days in the calculation of the days elapsed, and shall not be later than the Facility B Term Maturity Date. Promptly following receipt of a Facility B Extension Request, the Administrative Agent shall notify each Facility B Revolver Lender of the contents thereof, shall request each Facility B Revolver Lender to approve the Facility B Extension Request, and shall specify the date (which must be at least 30 days after the Facility B Extension Request is delivered to the Facility B Revolver Lenders) as of which the Facility B Revolver Lenders must respond to the Facility B Extension Request (the “Facility B Reply Date”). Each Facility B Revolver Lender approving the Facility B Extension Request shall deliver its written consent no later than the Reply Date. If the written consent of all of the Facility B Revolver Lenders is received by the Administrative Agent on or prior to the Reply Date, the Facility B Termination Date specified in the Facility B Extension Request shall become effective on the existing Facility B Termination Date and the Administrative Agent shall promptly notify the Borrower and each Lender of the new Facility B Termination Date. If Facility B Revolver Lenders whose Facility B Revolver Pro Rata Shares equal or exceed 66-2/3% in the aggregate, but less than 100%, of all Facility B Revolver Pro Rata Shares consent to such extension on or before the Facility B Reply Date, the Borrower may, by notice given to the Administrative Agent within ten days of the Administrative Agent’s notification to the Borrower of the failure of such Facility B Revolver Lenders to consent to such extension, elect to take one of the following actions with respect to all Facility B Revolver Lenders (each a “Non-Consenting Facility B Lender”) that do not consent to such extension: (i) to convert any outstanding Facility B Revolver Loans of the Non-Consenting Facility B Lenders to Facility B Term Loans as provided in Section 2.19(b). (ii) to terminate the Facility B Commitment of the Non-Consenting Facility B Lenders as provided in Section 2.19(c) or (iii) to replace the Non-Consenting Facility B Lenders in accordance with Section 2.19(d) and, to the extent that the Facility B Commitments of the Non-Consenting Facility B Lenders are not entirely replaced, to terminate the Facility B Commitment of such Non-Consenting Facility B Lenders. Any such election made by the Borrower pursuant to clause (i), (ii), or (iii) of the preceding sentence shall be made with respect to all Non-Consenting Facility B Lenders pursuant to such clause. Provided the Borrower gives the Administrative Agent timely notice of such election and, in the case of an election under clause (ii) or clause (iii), pays or causes to be paid to each of the Non-Consenting Facility B Lenders, on or before the Facility B Termination Date, an amount equal to all Facility B Obligations (other than those outstanding under any Facility B Term Notes) of such Non-Consenting Facility B Lender, then (A) the Facility B Termination Date shall be extended with respect to the Facility B Revolver Lenders that consented thereto and (B) the Aggregate Facility B Commitments shall be reduced by the amount of the Non-Consenting Facility B Lenders’ Facility B Commitments (except such as are replaced in accordance with Section 2.19(d)). Notwithstanding the foregoing, if the consent to such extension of the Facility B Termination Date is not given by Facility B Revolver Lenders whose Facility B Revolver Pro Rata Shares equal or exceed 66-2/3% of all Facility B Revolver Pro Rata Shares or such consent is given but the Borrower shall fail to give timely notice of an election under clauses (i), (ii) or (iii) above or, having given such notice, shall fail to pay or cause to be paid to the Non-Consenting Facility B Lenders, on or before the Facility Termination Date, the amounts required to be paid hereunder, then the Facility B Termination Date shall not be extended, and, on the Facility B Termination Date, all outstanding Facility B Revolver Loans shall convert to Facility B Term Loans and all Facility B Commitments shall terminate. The Borrower may not request more than four (4) extensions of the Facility B Termination Date pursuant to this Section.

     (b) Conversion of Non-Consenting Facility B Lenders’ Facility B Revolver Loans. If Facility B Revolver Lenders whose Facility B Revolver Pro Rata Shares equal or exceed 66-2/3% in the aggregate, but less than 100%, of all Facility B Pro Rata Shares consent to a Facility B Extension Request and the Borrower gives the Administrative Agent timely notice of the Borrower’s election to convert, pursuant to clause (i) of Section 2.19(a), the outstanding Facility B Revolver Loans of all Non-Consenting Facility B Lenders to Facility B Term Loans, the Administrative Agent shall so notify all Facility B Revolver Lenders, and, on such Facility B Termination Date, the outstanding Facility B Revolver Loans of all Non-Consenting Facility B Lenders shall convert to Facility B Term Loans, and the Facility B Commitments of all Non- Consenting Facility B Lenders shall terminate.

     (c) Termination of Non-Consenting Facility B Lenders’ Facility B Commitments. If Facility B Revolver Lenders whose Facility B Revolver Pro Rata Shares equal or exceed 66-2/3% in the aggregate, but less than 100%, of all Facility B Pro Rata Shares consent to a Facility B Extension Request and the Borrower gives the Administrative Agent timely notice of the Borrower’s election to terminate, pursuant to clause (ii) of Section 2.19(a), the Facility B Commitments of all Non-Consenting Facility B Lenders, the Administrative Agent shall so notify all Facility B Revolver Lenders, and on or before such Facility B Termination Date the Borrower shall pay in full the Facility B Obligations (other than those outstanding under any Facility B Term Notes) of all Non-Consenting Facility B Lenders, and the Facility B Commitments of all Non-Consenting Facility B Lenders shall terminate on such Facility B Termination Date.

     (d) Replacement of Non-Consenting Facility B Revolver Lenders. If Facility B Revolver Lenders whose Facility B Revolver Pro Rata Shares equal or exceed 66-2/3% in the aggregate, but less than 100%, of all Facility B Pro Rata Shares consent to a Facility B Extension Request and the Borrower gives the Administrative Agent timely notice of the Borrower’s election to replace, pursuant to clause (iii) of Section 2.19(a), the Facility B Commitments of all Non-Consenting Facility B Lenders, the Administrative Agent shall so notify all Facility B Revolver Lenders, and on or before such Facility B Termination Date the Borrower shall replace such Non-Consenting Facility B Lenders in accordance with Section 2.27 or, to the extent that it does not replace such Non-Consenting Facility B Lenders, shall pay in full the Facility B Obligations (other than those outstanding under any Facility B Term Notes) of all Non-Consenting Facility B Lenders. To the extent the Non-Consenting Facility B Lenders are not replaced, their Facility B Commitments shall terminate on such Facility B Termination Date. In no event shall any Lender have any obligation to issue a new or increased Commitment to replace all or any part of a Non-Consenting Facility B Lender’s Facility B Commitment

     (e) Facility B Term Loans. Upon the conversion of any Facility B Revolver Loans to Facility B Term Loans as provided in Section 2.19(a) or 2.19(b), such Facility B Term Loans shall be governed by the provisions of Section 2.20(c).

     (f) Aggregate Facility B Commitment. The Aggregate Facility B Commitment shall be reduced by the amount of any Facility B Commitments that are terminated pursuant to this Section 2.19.

     (g) Intentionally Omitted.

     SECTION 2.20. Facility B Term-Out.

     (a) Term-Out Option. The Borrower shall have the option to convert the Facility B Revolver Loans outstanding on the Facility B Termination Date (as extended pursuant to Section 2.19) to Facility B Term Loans which shall mature and become due and payable in full on the Facility B Term Maturity Date. In order to request such conversion, the Borrower shall give written notice (the “Term-Out Notice”) to the Administrative Agent not less than 30 or more than 90 days prior to the Facility B Termination Date, which notice shall specify the principal amount of the Facility B Revolver Loans (the “Conversion Amount”) which the Borrower desires to convert to Facility B Term Loans, provided, however, that the aggregate amount of the Facility B Revolver Loans that may be converted to Facility B Term Loans shall not be less than $1,000,000. Promptly following its receipt of the Term-Out Notice, the Administrative Agent shall send a copy of the Term-Out Notice to each of the Facility B Revolver Lenders. If the Borrower has given the Term-Out Notice as provided herein, the lesser of (i) the Conversion Amount or (ii) the Facility B Revolver Loans outstanding on the Facility B Termination Date shall automatically convert to Facility B Term Loans, with each Facility B Revolver Lender being deemed to have made its Facility B Revolver Pro Rata Share of such Facility B Term Loans, and the Administrative Agent shall promptly notify each Facility B Revolver Lender of the principal amount thereof.

     (b) Intentionally Omitted.

     (c) Facility B Term Loans. The principal amount of each Facility B Term Loan shall be repayable in full in equal quarterly installments on each Quarterly Payment Date (subject to reduction of such installments as provided in Section 2.06(e)), commencing with the first such date following the Facility B Termination Date on which the Facility B Revolver Loan is Converted to a Facility B Term Loan (whether pursuant to Section 2.19 or this Section 2.20), with the final installment due and payable on the Facility B Term Maturity Date, unless such Facility B Term Loan shall sooner become due and payable pursuant to Section 9.02 or as otherwise provided in this Agreement. Facility B Term Loans shall be either Eurodollar Rate Loans or Floating Rate Loans, with interest accruing and being paid in the same manner as Facility B Revolver Loans, and with the Facility B Term Loans to be designated as, continued as, or converted into Eurodollar Rate Loans in the same manner as Facility B Revolver Loans could be designated as, continued as, or converted into Eurodollar Rate Loans or Floating Rate Loans as provided in Section 2.10. In the event of any conversion of Facility B Revolver Loans to Facility B Term Loans, the Facility B Term Note payable to and held by the Administrative Agent shall thereafter evidence such Facility B Term Loans, except that any Facility B Term Note payable to and held by any Facility B Term Lender shall thereafter evidence the Facility B Term Loans held by such Facility B Term Lender hereunder.

     SECTION 2.21. Facility Letters of Credit.

     (a) Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each Issuer hereby agrees to issue upon the request of and for the account of the Borrower, through such of the Issuer’s Lending Installations or Affiliates as the Issuer and the Borrower may jointly agree, one or more Facility Letters of Credit in accordance with this Section 2.21 from time to time during the period commencing on the Closing Date and ending on the fourteenth day prior to the Facility A Termination Date.

     (b) Conditions for Issuance. In addition to being subject to the satisfaction of the conditions contained in Section 5.02, the obligation of an Issuer to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

     (i) the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by such Issuer, after giving effect to the Facility Letter of Credit requested hereunder, shall not exceed any limit imposed by law or regulation upon such Issuer;

     (ii) after giving effect to the requested issuance of any Facility Letter of Credit, the Facility Letter of Credit Obligations do not exceed the lesser of (A) the Aggregate Letter of Credit Commitment, or (B) an amount equal to the Aggregate Facility A Commitment minus the sum of the outstanding Facility A Advances and all outstanding Swing Line Loans;

     (iii) the Facility Letter of Credit shall be a standby Letter of Credit and not a trade Letter of Credit, shall only provide for drawings by sight draft and shall be issued in U.S. Dollars;

     (iv) the requested Facility Letter of Credit has an expiration date not later than the earlier of (A) fourteen days prior to the Facility A Termination Date and (B) one year after its Issuance Date; provided, however, that the requested Facility Letter of Credit may provide for automatic renewal periodically beyond the first anniversary of its Issuance Date but not beyond the date provided for in clause (A) above;

     (v) the Borrower shall have delivered to such Issuer at such times and in such manner as such Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Facility Letter of Credit, and the proposed Facility Letter of Credit shall be satisfactory to such Issuer as to form and content; and

     (vi) as of the Issuance Date, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain such Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to such Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuer shall prohibit or request that such Issuer refrain from the issuance of Letters of Credit generally or the issuance of that Facility Letter of Credit (and in any such case, such Issuer shall promptly notify the Administrative Agent and the Borrower of such fact).

     (c) Procedure for Issuance.

     (i) The Borrower shall give an Issuer and the Administrative Agent at least three Business Days’ prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a “Letter of Credit Request”). The Letter of Credit Request

shall be in a form acceptable to the Administrative Agent, the Issuer and the Borrower and shall specify:

(A)	the stated amount of the Facility Letter of Credit requested;

(B)	the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the “Issuance Date”);

(C)	the date on which such requested Facility Letter of Credit is to expire (which date shall comply with the provisions of Section 2.21 (b)(iv));

(D)	the name of the Issuer chosen by the Borrower to issue the requested Facility Letter of Credit;

(E)	the purpose for which such Facility Letter of Credit is to be issued; and

(F)	the Person for whose benefit the requested Facility Letter of Credit is to be issued.

At the time the Letter of Credit Request is made, the Borrower shall also provide the Administrative Agent and the Issuer with a copy of the form (if specified by the beneficiary) of the Facility Letter of Credit it is requesting be issued. Such Letter of Credit Request, to be effective, must be received by such Issuer and the Administrative Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which a Letter of Credit Request can be given under this Section 2.21(c)(i). Promptly after receipt of any Letter of Credit Request, the Issuer shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request from the Borrower and, if not, the Issuer shall promptly provide the Administrative Agent with a copy thereof.

     (ii) Subject to the terms and conditions of Section 2.2 l(b) and provided that (A) the applicable conditions set forth in Sections 5.01 and 5.02 hereof have been satisfied and (B) the Issuer shall have received written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would not violate Section 2.21(b), such Issuer shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Issuer’s usual and customary business practices unless the Issuer has actually received (1) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit or (2) written notice from a Facility A Lender, which complies with the provisions of Section 2.21(e)(i).

     (iii) Each Issuer shall promptly give the Administrative Agent and the Borrower written notice or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance, amendment, extension of cancellation of a Facility Letter of Credit (the “Issuance Notice”), together with (for the Borrower and the Administrative Agent) a copy of such Facility Letter of Credit (or amendment or extension thereof). Notices and copies of Facility Letters of Credit (or amendments or extensions thereof) required to be furnished to the Administrative Agent under this

Section 2.21(c)(iii) shall also be delivered to Bank One, NA, Global Trade Financing Unit, 300 South Riverside, Mail Suite IL1-0236, Chicago, IL 60670 (Attention: Catherine Deal). Upon receipt of the Issuance Notice, the Administrative Agent shall notify each Facility A Lender of the issuance, amendment, extension or cancellation of such Facility Letter of Credit, which notice shall identify the Issuance Date, the Issuer, the amount and the expiration date of such Facility Letter of Credit (as amended or extended, if applicable).

     (iv) An Issuer shall not extend or amend any Facility Letter of Credit or allow a Facility Letter of Credit to be automatically extended unless the requirements of this Section 2.2 l(c) are met as though a new Facility Letter of Credit was being requested and issued.

     (d) Payment of Reimbursement Obligations; Duties of Issuers

     (i) Each Issuer shall promptly notify the Borrower and the Administrative Agent (which shall promptly notify the Facility A Lenders) of any draw under a Facility Letter of Credit and the Borrower shall reimburse such Issuer in accordance with Section 2.21(d)(iii). Any Reimbursement Obligation with respect to any Facility Letter of Credit shall bear interest from the date on which the Issuer honors a drawing under such Facility Letter of Credit until payment in full is received by such Issuer at (A) the Floating Rate until the second succeeding Business Day after such date and (B) the Default Rate thereafter.

     (ii) Any action taken or omitted to be taken by an Issuer under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of bad faith, willful misconduct or gross negligence as determined in a final judgment by a court of competent jurisdiction, shall not (A) put that Issuer under any resulting liability to any Lender or (B) assuming that such Issuer has complied with the procedures specified in Section 2.2l(c), all conditions to the issuance of a Facility Letter of Credit have been satisfied and any such Lender has not given a notice contemplated by Section 2.21(e)(i) that continues in full force and effect, relieve any such Lender of its obligations hereunder to that Issuer. In determining whether to pay under any Facility Letter of Credit, an Issuer shall have no obligation relative to the Lenders or to the Borrower other than to confirm that any documents required to be delivered under such Facility Letter of Credit have been delivered in compliance and that they comply on their face (including that any draw request has been purportedly executed by an authorized signatory, if and to the extent such a requirement is specified in the related Facility Letter of Credit), with the requirements of such Facility Letter of Credit.

     (iii) The Borrower agrees to pay to each Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuer under or in connection with any Facility Letter of Credit immediately when due (and in any event shall reimburse an Issuer for drawings under a Facility Letter of Credit issued by it no later than two (2) Business Days after payment by that Issuer), irrespective of any claim, set-off, defense or other right which the Borrower or any Subsidiary may have at any time against any Issuer or any other Person, under all circumstances, including without limitation, any of the following circumstances:

(A)	any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B)	the existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary may have at any time against a beneficiary named in a Facility Letter of Credit or, if such Facility Letter of Credit is transferable, any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit);

(C)	any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect (except to the extent any such invalidity or insufficiency is found in a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuer).

(D)	the surrender or impairment of any guaranty or security for the performance or observance of any of the terms of any of the Loan Documents; or

(E)	the occurrence of any Event of Default or Unmatured Default.

     (iv) As among the Borrower, the Issuers, the Administrative Agent and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit (except such as are found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of an Issuer). In furtherance and not in limitation of the foregoing, the Issuers, the Administrative Agent and the Lenders shall not be responsible (absent gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction) for (A) the forms, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Facility Letter of Credit to comply fully with underlying conditions required in order to draw upon such Facility Letter of Credit, so long a such beneficiary has presented the omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (E) errors in interpretation of technical terms; (F) misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (G) any consequences arising from causes beyond the control of any Issuer, the Administrative Agent or any Facility A Lender.

     (e) Participation.

     (i) Upon the Closing Date, each of the Facility A Lenders shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation equal to its Facility A Pro Rata Share of the Existing Letters of Credit (including, without limitation, all rights and obligations of the Issuer with respect thereto) and any security therefor or guaranty pertaining thereto. Immediately upon issuance by an Issuer of any Facility Letter of Credit in accordance with the procedures set forth in Section 2.2l(c) each Facility A Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation equal to its Facility A Pro Rata Share of such Facility Letter of Credit (including, without limitation, all rights and obligations of the Issuer with respect thereto) and any security therefor or guaranty pertaining thereto, provided, that a Letter of Credit issued by any Issuer shall not be deemed to be a Facility Letter of Credit for purposes of this Agreement if the Administrative Agent and such Issuer shall have received written notice from any Facility A Lender on or before the Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Sections 5.01 and 5.02 is not then satisfied, and in the event an Issuer receives such notice, it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by that Facility A Lender or the Issuer receives a notice from the Administrative Agent that such condition has been effectively waived in accordance with the provisions of this Agreement.

     (ii) In the event that any Issuer makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to Section 2.2l(d), such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Facility A Lender, of such failure, and each Facility A Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Facility A Lender’s Facility A Pro Rata Share of the unreimbursed amount of any such payment. The failure of any Facility A Lender to make available to the Administrative Agent its Facility A Pro Rata Share of the unreimbursed amount of any such payment shall not relieve any other Facility A Lender of its obligation hereunder to make available to the Administrative Agent its Facility A Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made, but no Facility A Lender shall be responsible for the failure of any other Facility A Lender to make available to the Administrative Agent its Facility A Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made.

     (iii) Whenever an Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Facility A Lender which has funded its participating interest therein, in immediately available funds, an amount equal to its Facility A Pro Rata Share thereof.

     (iv) Upon the request of the Administrative Agent or any Facility A Lender, an Issuer shall furnish to such Administrative Agent or Facility A Lender copies of any Facility Letter of Credit to which that Issuer is party and such other documentation as may reasonably be requested by the Administrative Agent or Facility A Lender.

     (v) The obligations of a Facility A Lender to make payments to the Administrative Agent for the account of an Issuer with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under any circumstances.

     (vi) In the event any payment by the Borrower received by an Issuer with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Facility A Lenders on account of their participations is thereafter set aside, avoided or recovered from that Issuer in connection with any such distribution, such Facility A Lender shall, upon demand by that Issuer, contribute such Facility A Lender’s Facility A Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by that Issuer upon the amount required to be repaid by it.

     (f) Compensation for Facility Letters of Credit.

     (i) The Borrower shall pay to the Administrative Agent, for the account of the Facility A Lenders, a fee (the “Facility Letter of Credit Fee”) with respect to each Facility Letter of Credit for the period from the Issuance Date thereof (or, in the case of the Existing Letters of Credit, the Closing Date) to and including the final expiration date thereof, in a per annum amount equal to the product, calculated on a daily basis for each day during such period, of (A) the undrawn amount of such Facility Letter of Credit for such day multiplied by (B) the Facility Letter of Credit Fee Rate for such day, less 0.125% per annum. The Facility Letter of Credit Fees shall be due and payable quarterly in arrears not later than five (5) Business Days following Administrative Agent’s delivery to Borrower of the quarterly statement of Facility Letter of Credit Fees and, to the extent any such fees are then due and unpaid, on the Facility A Termination Date. The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when received by the Administrative Agent, to the Facility A Lenders (including the Issuer) in accordance with their Facility A Pro Rata Shares thereof. The Facility Letter of Credit Fees, once paid, shall not be refundable for any reason.

     (ii) The Borrower shall also pay to each Issuer, solely for its own account, as an issuing fee, with respect to each Facility Letter of Credit issued by such Issuer for the period from the Issuance Date thereof (or, in the case of the Existing Letters of Credit, the Closing Date) to and including the final expiration date thereof, in an amount equal to (A)

the product, calculated on a daily basis for each day during such period, of (x) the undrawn amount of such Facility Letter of Credit for such day multiplied by (y) 0.125% per annum, plus (B) in the case of any Facility Letter of Credit in a stated amount of less than $10,000.00, an additional fee in an amount to be agreed upon by the Borrower and the Issuer. The foregoing fees payable to the Issuer shall also be due and payable quarterly in arrears on the date on which Facility Letter of Credit Fees are payable and, to the extent any such fees are then due and unpaid, on the Facility A Termination Date. The foregoing fees, once paid, shall not be refundable for any reason. Each Issuer shall be entitled to receive its reasonable out-of-pocket costs of issuing and servicing Facility Letters of Credit.

     (iii) The Administrative Agent shall, with reasonable promptness following receipt from all Issuers of the reports provided for in Section 2.21 (g) for the months of March, June, September and December, respectively, deliver to the Borrower a quarterly statement of the Letter of Credit Fees then due and payable.

     (g) Issuer Reporting Requirements. Each Issuer shall, no later than the third (3rd) Business Day following the last day of each month, provide to the Administrative Agent a schedule of the Facility Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the Issuance Date, account party, original face amount (if any) paid thereunder, expiration date and the reference number of each Facility Letter of Credit outstanding at any time during such month (and whether such Facility Letter of Credit is a Performance Letter of Credit or financial Letter of Credit) and the aggregate amount (if any) payable by the Borrower to such Issuer during the month pursuant to Section 3.02. Copies of such reports shall be provided promptly to each Facility A Lender and the Borrower by the Administrative Agent. The reporting requirements hereunder are in addition to those set forth in Section 2.2l(c).

     (h) Letter of Credit Collateral Account. From and after the occurrence and during the continuance of an Event of Default, the Borrower hereby agrees that it will, until the later of the Facility A Termination Date or the date on which all Facility Letters of Credit have expired and all Obligations have been paid in full, maintain a special collateral account (the “Letter of Credit Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII in the name of the Borrower but under the sole dominion and control of the Administrative Agent, and hereby grants to the Administrative Agent for the benefit of the Facility A Lenders, as security for repayment of the Facility A Obligations, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account pursuant to Section 9.03.

     SECTION 2.22. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of any one or more of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     SECTION 2.23. Withholding Tax Exemption. Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that (if it has not done so prior to the Closing Date) it will, not more than five (5) Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or a successor form) or, in the case of a Lender claiming exemption from withholding of any United States federal income taxes under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a certificate representing that such Lender is not (i) a “bank” for purposes of Section 881(c) of the Code, (ii) a ten-percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code), or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and a Form W-8BEN (or a successor form), in all cases properly completed and duly executed, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     SECTION 2.24. Unconditional Obligation to Make Payment. To the fullest extent permitted by law, the Borrower shall make all payments hereunder, under the Notes and under all of the other Loan Documents regardless of any defense or counterclaim, including any defense or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any governmental authority or regulatory body and which may adversely affect the Borrower’s obligations to make, or the right of the holder of any Note to receive, those payments.

     SECTION 2.25. Compensating Balances. Bank One shall have the right (but no obligation) to enter into a separate agreement with the Borrower which provides for the reduction of the interest rate payable to Bank One hereunder in the event that the Borrower maintains collected balances in non-interest bearing accounts at Bank One, but in no event shall such agreement affect the amounts payable under this Agreement to any other Lender. Similarly, each other Lender shall have the right (but no obligation) to enter into a separate agreement with the Borrower which provides for the rebate to Borrower of a portion of the interest paid to such Lender under this Agreement in the event that the Borrower maintains collected balances in non-interest bearing accounts at such Lender, but in no event shall any such agreement affect the amounts payable under this Agreement to such Lender.

     SECTION 2.26. Extension of Facility A Termination Date. Not more than once in any fiscal year of the Borrower, the Borrower may request a one-year extension of the Facility A Termination Date by submitting a written request for an extension to the Administrative Agent (a “Facility A Extension Request”), provided the Facility A Extension Request shall be delivered not later than one year before the Facility A Termination Date and that the requested Facility A Termination Date shall be no more than five (5) years after the date on which the Facility A Extension Request is received. Promptly following receipt of a Facility A Extension Request, the Administrative Agent shall notify each Facility A Lender of the contents thereof, shall request each Facility A Lender to approve the Facility A Extension Request, and shall specify the date (which must be at least 30 days after the Facility A Extension Request is delivered to the Facility A Lenders) as of which the Facility A Lenders must respond to the Facility A Extension Request (the “Facility A Reply Date”). If Facility A Lenders whose Facility A Pro Rata Shares equal or exceed in the aggregate 66-2/3% of all Facility A Pro Rata Shares do not consent in writing to such extension on or before the Facility A Reply Date, the Facility A Extension Request shall be denied. If such written consent is received on or before the Facility A Reply Date from Facility A Lenders whose Facility A Pro Rata Shares equal or exceed in the aggregate 66 2/3% of all Facility A Pro Rata Shares, the Facility A Termination Date shall be extended by one year as requested in such Facility A Extension Request, but such extension shall only apply to the Facility A Lenders that have so consented and shall not apply to any Facility A Lender that has not so consented (each, a “Non-Consenting Facility A Lender”). Except to the extent that a Non-Consenting Facility A Lender is replaced (as provided in Section 2.27 hereof) prior to the Facility A Termination Date (as determined prior to such Facility A Extension Request), then on such date (i) the Facility A Commitment of each such Non-Consenting Facility A Lender shall terminate, (ii) the Aggregate Facility A Commitment shall be reduced by the aggregate amount of such terminated Facility A Commitments and (iii) all Facility A Loans and other Facility A Obligations to each such Non-Consenting Facility A Lender shall be paid in full by the Borrower.

     SECTION 2.27. Replacement of Certain Lenders. In the event a Lender (the “Affected Lender”) is a Non-Consenting Facility A Lender under Section 2.26, a Non-Consenting Facility B Lender under Section 2.19(a) or a non-consenting Lender under Section 13.06(b) the Borrower may, upon written notice to such Affected Lender and to the Administrative Agent, require such Affected Lender to assign, and such Affected Lender shall assign, within five Business Days after the date of such notice, to one or more assignees selected by the Borrower and that are Eligible Assignees and otherwise comply with the provisions of Section 12.03 (each, a “Replacement Lender”), all of such Affected Lender’s rights and obligations under this Agreement and the other Loan Documents (including without limitation its Commitments and all Loans owing to it) in accordance with Section 12.03; provided, however, that, (i) in the case of a Non-Consenting Facility A Lender, such assignment shall, at the election of the Borrower, be limited to an assignment of its Facility A Commitment and Facility A Loans and (ii) in the case of a Non-Consenting Facility B Lender, such assignment shall, at the election of the Borrower, be limited to an assignment of its Facility B Commitment and Facility B Revolver Loans. With respect to any such assignment, the Affected Lender shall concurrently with such assignment receive payment in full of all amounts due and owing to it hereunder or under any of the other Loan Documents with respect to the Loans and Commitments so assigned, including without limitation the aggregate outstanding principal amount of such Loans owed to such Affected Lender, together with accrued interest thereon through the date of such assignment, amounts payable to such Affected Lender under Article III with respect to such Loans and all fees payable to such Affected Lender hereunder with respect to such Loans and Commitments so assigned. Any assignment to a Replacement Lender pursuant to the provisions of this Section 2.27 shall be in accordance with the provisions of Section 12.03 hereof, In no event shall any Lender have any obligation to issue a new or increased Commitment to replace all or any part of any Commitment of any Non-Consenting Facility A Lender, Non-Consenting Facility B Lender or any non-consenting Lender under Section 13.06(b).

     SECTION 2.28. Obligations Under Existing Credit Agreement, (a) If there are any “Facility A Loans” outstanding under the Existing Credit Agreement on the Closing Date, the Borrower shall request that a Facility A Advance be made hereunder on the Closing Date in an amount sufficient to repay in full the “Facility A Loans” outstanding under the Existing Credit Agreement.

          (b) If there are any “Facility B Revolver Loans” outstanding under the Existing Credit Agreement on the Closing Date, the Borrower shall request that a Facility B Advance be made hereunder on the Closing Date in an amount sufficient to repay in full the “Facility B Revolver Loans” outstanding under the Existing Credit Agreement.

          (c) If the Closing Date is not the last day of an “Interest Period” of each loan (each, a “Repaid Loan”) under the Existing Credit Agreement required to be repaid on the Closing Date under paragraph (a) or (b) above, the Borrower will also pay to the Administrative Agent on the Closing Date all losses and costs incurred by the holder of each such Repaid Loan in accordance with Section 3.04 of the Existing Credit Agreement.

          (d) The Borrower hereby agrees to pay the Administrative Agent on the Closing Date, for the benefit of the “Lenders” party to the Existing Credit Agreement, the amount of all interest (if any) that has accrued to the Closing Date but has not been paid under the Existing Credit Agreement, all “Commitment Fees” that have accrued to the Closing Date but have not been paid under the Existing Credit Agreement and all “Facility Letter of Credit Fees” that have accrued to the Closing Date but have not been paid under the Existing Credit Agreement.

ARTICLE III

CHANGE IN CIRCUMSTANCES

     SECTION 3.01. Yield-Protection. If the adoption, on or after the Agreement Date, of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change, on or after the Agreement Date, in interpretation thereof, or the compliance of any Lender (which term, for purposes of this Article III, shall be deemed to include each Issuer in such capacity) therewith,

     (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Advances), or

     (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans (or letters of credit or participations therein) or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans (or letters of credit or participations therein), or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans (or letters of credit or participations therein) held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, its applicable Commitment, the Facility Letters of Credit or any participations therein.

     SECTION 3.02. Changes in Capital Adequacy Regulation. If a Lender reasonably determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, and such increase will have the effect of reducing the rate of return on such Lender’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such Change (taking into account such Lender’s or such corporation’s policies, as the case may be, with respect to capital adequacy and any payments made to such Lender pursuant to Section 3.01 which relate to capital adequacy and assuming that such Lender’s capital was fully utilized prior to such Change), then within 15 days of demand by such Lender, the Borrower shall pay to the Administrative Agent, for the account of such Lender, such additional amount or amounts as will compensate such Lender for such reduction. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.02 it shall promptly notify the Borrower through the Administrative Agent of the event by reason of which it has become so entitled, but in any event within 90 days, after such Lender obtains actual knowledge thereof; provided that if such Lender fails to give such notice within the 90-day period after it obtains actual knowledge of such an event, such Lender shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment for costs incurred from and after the date 90 days prior to the date that such Lender does give such notice. A certificate setting forth in reasonable detail the computation of any additional amount payable pursuant to this Section 3.02, submitted by such Lender to the Borrower through the Administrative Agent, shall be delivered to the Borrower promptly after the initial incurrence of such additional amounts. “Change” means (i) any change after the Agreement Date in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender or any Lending Institution. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     SECTION 3.03. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Administrative Agent determines that (i) deposits of a type and maturity appropriate to match fund Eurodollar Rate Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Rate Advances of the affected Type of Advance to be repaid or to be converted (in accordance with the terms of this Agreement) to any Type of Advance which is not affected and is then available under this Agreement.

     SECTION 3.04. Funding Indemnification. If any payment of a Eurodollar Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Advance.

     SECTION 3.05. Lender Statements Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.01 and 3.02 or to avoid the unavailability of a Type of Advance under Section 3.03, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 3.01, 3.02 or 3.04. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.01, 3.02 and 3.04 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to each of the Lenders that:

     SECTION 4.01. Organization, Powers, etc. Each of the Loan Parties (a) is a corporation, limited partnership or limited liability company (as applicable) duly organized or formed, validly existing and in good standing under laws of its state of incorporation or formation, (b) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (c) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its material contracts and other material rights and to avoid any material penalty or forfeiture.

     SECTION 4.02. Authorization and Validity of this Agreement, etc. Each of the Loan Parties has the power and authority to execute and deliver this Agreement, the Notes, the Guaranties and the other Loan Documents to which it is a party and to perform all its obligations hereunder and thereunder. The execution and delivery by the Borrower of this Agreement and the Notes and by each of the Loan Parties of the Guaranties and the other Loan Documents to which it is a party and its performance of its obligations hereunder and thereunder and any and all actions taken by the Loan Parties (a) have been duly authorized by all requisite corporate action or other applicable limited partnership or limited liability company action, (b) will not violate or be in conflict with (i) any provisions of law (including, without limitation, any applicable usury or similar law), (ii). any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (iii) any provision of its certificate of incorporation or by-laws, certificate of limited partnership or limited partnership agreement, or articles or certificate of formation or operating agreement (as applicable), (c) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any material indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt Securities of the Borrower or the Old U.S. Home Debt Issues were issued), and (d) except as otherwise contemplated by this Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. Each of this Agreement, the Notes, the Guaranties and the other applicable Loan Documents has been duly executed and delivered by the applicable Loan Parties. The Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against the applicable Loan Parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

     SECTION 4.03. Financial Statements. The Borrower heretofore has provided to the Lenders (i) the consolidated balance sheet of the Borrower and its Subsidiaries as November 30, 2003, and the related consolidated statements of earnings, stockholders’ equity and cash flows for the 12-month period ended on that date, audited and reported upon by Deloitte & Touche, independent certified public accountants (the “Borrower Audited Financial Statements”), and (ii) the consolidated balance sheet of the Borrower as of February 29, 2004, and the consolidated statements of earnings and cash flows of the Borrower and its Subsidiaries for the three-month period ended on that date, unaudited but certified to be true and accurate (subject to normal year-end audit adjustments) by the President and an Authorized Financial Officer of the Borrower (the “Borrower Unaudited Financial Statements”). Those financial statements and reports (subject, in the case of the Borrower Unaudited Financial Statements, to normal year-end audit adjustments), and the related notes and schedules (if any), (a) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, (b) present fairly the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof, (c) show all material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of that date (including, without limitation, liabilities for taxes and material commitments), and (d) present fairly the consolidated shareholders’ equity, results of operations and cash flows of the Borrower and its Subsidiaries at the date and for the period covered thereby.

     SECTION 4.04. No Material Adverse Effect. Since the date of the Borrower Audited Financial Statements, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect. There are no material unrealized or expected losses in connection with loans, advances and other commitments of the Loan Parties.

     SECTION 4.05. Title to Properties. Schedule III hereto contains a complete and accurate list of all Real Estate owned by the Loan Parties (identifying the Loan Party that is the owner thereof), except those properties (i) acquired or disposed of after November 30, 2003 or (ii) the loss or forfeiture of which individually or in the aggregate would not have a Material Adverse Effect. Each of the Loan Parties has good and marketable fee title, or title insurable by a reputable and nationally recognized title insurance company, to the Real Estate owned by it listed in Schedule III hereto, and to all the other assets owned by it and either reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the “Recent Balance Sheet”) or acquired by it after the date of that balance sheet and prior to the date hereof, except (x) for those properties and assets which have been disposed of since the date of the Recent Balance Sheet or which no longer are used or useful in the conduct of its business and (y) that good and marketable fee title, or title insurable by a reputable and nationally recognized title insurance company, to certain of the properties located in Arizona listed in Schedule III is held by the Persons and in the manner described in Schedule III hereto. All such Real Estate and other assets owned by the Loan Parties including the properties referred to in clause (y) above, are free and clear of all Mortgages, Liens, charges and other encumbrances (other than Permitted Liens), except (i) in the case of Real Estate, as reflected on title insurance policies insuring the interest of the applicable Loan Party in the Real Estate or in title insurance binders issued with respect to the Real Estate (some of which title insurance binders have expired but were valid at the time of acquisition of the relevant Real Estate), and (ii) as reflected in the Recent Balance Sheet, and none of those Mortgages, Liens, charges or other encumbrances, individually or in the aggregate, prevents or has a Material Adverse Effect upon the use by the Loan Parties of any of their respective properties or assets as currently conducted or as planned for the future.

     SECTION 4.06. Litigation. There is no action, suit, proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would or could have a Material Adverse Effect. Neither the Borrower nor any of the other Loan Parties has any material contingent obligations not provided for or disclosed in the Borrower Audited Financial Statements or Borrower Unaudited Financial Statements or in any financial statements delivered hereafter in accordance with this Agreement.

     SECTION 4.07. Payment of Taxes. There have been filed all federal, state and local tax returns with respect to the operations of the Loan Parties which are required to be filed, except where extensions of time to make those filings have been granted by the appropriate taxing authorities and the extensions have not expired. The Loan Parties have paid or caused to be paid to the appropriate taxing authorities all taxes as shown on those returns and on any assessment received by any of them, to the extent that those taxes have become due, except for taxes the failure to pay which do not violate the provisions of Section 6.03 hereof. The Internal Revenue Service has completed an examination of the Borrower’s federal income tax returns for the years ended 1980 through 1998, and the Borrower has paid all additional taxes, assessments, interest and penalties with respect to such years.

     SECTION 4.08. Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or is subject to any charter or other restriction that could reasonably be expected to have a Material Adverse Effect on it. Neither the Borrower nor any Subsidiary is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party, and consummation of the transactions contemplated hereby and in the other Loan Documents will not cause any Loan Party to be in material default thereof.

     SECTION 4.09. Foreign Direct Investment Regulations. Neither the making of the Advances nor the repayment thereof nor any other transaction contemplated hereby will involve or constitute a violation by any Loan Party of any provision of the Foreign Direct Investment Regulations of the United States Department of Commerce or of any license, ruling, order, or direction of the Secretary of Commerce thereunder.

     SECTION 4.10. Federal Reserve Regulations.

     (a) Regulations U and X. Neither the Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System of the United States). Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     (b) Use of Proceeds. No part of the proceeds of any of the Advances will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Lenders, the Borrower shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-l referred to in Regulation U of said Board of Governors. No part of the proceeds of the Advances will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

     SECTION 4.11. Consents, etc. Except as set forth on Schedule V hereto, no order, license, consent, approval, authorization of, or registration, declaration, recording or filing (except for the filing of a Current Report on Form 8-K, and a Quarterly Report on Form 10-Q, in each case with the Securities and Exchange Commission) with, or validation of, or exemption by, any governmental or public authority (whether federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by any Loan Party of this Agreement, the Notes, the Guaranties or the other Loan Documents, or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof. To the extent that any franchises, licenses, certificates, authorizations, approvals or consents from any federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by any Loan Party of properties now owned, operated or maintained by any of them, those franchises, licenses, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor.

     SECTION 4.12. Compliance with Applicable Laws. The Borrower and its Subsidiaries are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of all domestic or foreign governments or any instrumentality thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, the violation of which would have a Material Adverse Effect on it, including, without limitation, regulations of the Board of Governors of the Federal Reserve System, the Federal Interstate Land Sales Full Disclosure Act, the Florida Land Sales Act or any comparable statute in any other applicable jurisdiction. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or any applicable federal, state and local health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substances into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.13. Relationship of the Loan Parties. The Loan Parties are engaged as an integrated group in the business of owning, developing and selling Real Estate and of providing the required services, credit and other facilities for those integrated operations. The Loan Parties require financing on such a basis that funds can be made available from time to time to such entities, to the extent required for the continued successful operation of their integrated operations. The Advances to be made to the Borrower under this Agreement are for the purpose of financing the integrated operations of the Loan Parties, and the Loan Parties expect to derive benefit, directly or indirectly, from the Advances, both individually and as a member of the integrated group, since the financial success of the operations of the Loan Parties is dependent upon the continued successful performance of the integrated group as a whole.

     SECTION 4.14. Subsidiaries; Joint Ventures. Schedule VI hereto contains a complete and accurate list of (a) all Subsidiaries of the Borrower, including, with respect to each Subsidiary, (i) its state of incorporation, (ii) all jurisdictions (if any) in which it is qualified as a foreign corporation, (iii) the number of shares of its Capital Stock outstanding, and (iv) the number and percentage of those shares owned by the Borrower and/or by any other Subsidiary, and (b) each Joint Venture, including, with respect to each such Joint Venture, (i) its jurisdiction of organization, (ii) all other jurisdictions in which it is qualified as a foreign entity and (c) all Persons other than the Borrower that are parties thereto. All the outstanding shares of Capital Stock of each Subsidiary of the Borrower are validly issued, fully paid and nonassessable, except as otherwise provided by state wage claim laws of general applicability. All of the outstanding shares of Capital Stock of each Subsidiary owned by the Borrower or another Subsidiary as specified in Schedule VI are owned free and clear of all Liens, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever, except for Permitted Liens. Neither the Borrower nor any other Loan Party owns of record or beneficially any shares of the Capital Stock or other equity interests of any Person that is not a Guarantor, except (x) the Mortgage Banking Subsidiaries, (y) Joint Ventures in which such Loan Party is permitted to invest pursuant to this Agreement and (z) the Subsidiaries listed in Schedule VII hereto.

     SECTION 4.15. ERISA. Neither the Borrower nor any other Loan Party is executing or delivering any of the Loan Documents or entering into any of the transactions contemplated hereby, directly or indirectly, in connection with any arrangement or understanding in any respect involving any “employee benefit plan” with respect to which the Borrower or any other Loan Party is a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, or a “disqualified person”, within the meaning of the Internal Revenue Code 1986, as amended. No Unfunded Liabilities exist with respect to any Single Employer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other Loan Party nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     SECTION 4.16. Investment Company Act. Neither the Borrower nor any Subsidiary of the Borrower is an “investment company” or a company “controlled” by an

“investment company” within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.17. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary of the Borrower is a “holding company” or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.18. Subordinated Debt. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Debt, which outstanding Subordinated Debt as of the Closing Date is identified in Schedule VIII.

     SECTION 4.19. Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Borrower and its Subsidiaries to its employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Administrative Agent, does not exceed $5,000,000.

     SECTION 4.20. Insurance. The certificate signed by an Authorized Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property, casualty, and liability insurance programs carried by the Loan Parties and that has been furnished by the Borrower to the Administrative Agent and the Lenders, is complete and accurate. This summary includes the insurer’s or insurers’ name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

     SECTION 4.21. Environmental Representations. To the best of the Borrower’s knowledge and belief, no Hazardous Substances in material violation of any Environmental Laws are present upon any of the Real Estate owned by the Borrower or any Subsidiary or any Real Estate which is encumbered by any Mortgage held by the Borrower or any Subsidiary, and neither the Borrower nor any Subsidiary has received any notice to the effect that any of the Real Estate owned by the Borrower or any Subsidiary or any of their respective operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment which non-compliance or remedial action could be reasonably expected to have a Material Adverse Effect.

     SECTION 4.22. Intentionally Omitted.

     SECTION 4.23. Minimum Adjusted Consolidated Tangible Net Worth. On the Agreement Date, Adjusted Consolidated Tangible Net Worth exceeds the amount required as of the Agreement Date under Section 7.01.

     SECTION 4.24. Intentionally Omitted.

     SECTION 4.25. No Misrepresentation. No representation or warranty by any Loan Party contained herein or made hereunder and no certificate, schedule, exhibit, report or other document provided or to be provided by any Loan Party in connection with the transactions contemplated hereby or thereby (including, without limitation, the negotiation of and compliance with the Loan Documents) contains or will contain a misstatement of a material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.

ARTICLE V

CONDITIONS PRECEDENT

     SECTION 5.01. Conditions of Effectiveness. This Agreement shall become effective when (i) the Administrative Agent shall have received counterparts of this Agreement executed by the Borrower and all Lenders party hereto, (ii) the Administrative Agent shall have received the fees provided to be paid pursuant to the Fee Letter and (iii) the Administrative Agent shall have received each of the following items (with all documents required below, except as otherwise specified, to be dated the Closing Date, which date shall be the same for all such documents, and each of such documents to be in form and substance satisfactory to the Administrative Agent, to be fully and properly executed by all parties thereto, and (except for the Notes) to be in sufficient copies for each Lender), and the conditions specified below shall have been satisfied:

     (a) A Facility A Note payable to the order of the Administrative Agent and a Facility A Note payable to the order of each Facility A Lender that shall have requested a Facility A Note in accordance with this Agreement; a Facility B Revolver Note and a Facility B Term Note payable to the order of the Administrative Agent and a Facility B Revolver Note and Facility B Term Note payable to the order of each of the Facility B Lenders that shall have requested such Notes in accordance with this Agreement.

     (b) From each Subsidiary of the Borrower (except for the Mortgage Banking Subsidiaries and the Subsidiaries listed in Schedule VII hereto), a Guaranty executed and delivered as of the Closing Date or, if such Subsidiary has heretofore executed and delivered a Guaranty pursuant to the Original Credit Agreement or the Existing Credit Agreement, a written instrument executed by such Guarantor ratifying such Guaranties.

     (c) The favorable written opinions addressed to the Lenders, and in form and substance satisfactory to the Administrative Agent, from (i) Bilzin Sumberg Baena Price & Axelrod, LLP (counsel to the Borrower), with respect to (A) Borrower and (B) any other Loan Parties (other than those (if any) that are Subsidiaries of New U.S. Home) that are incorporated or formed under Florida, Delaware or New York law and that deliver a Guaranty on the Closing Date, which opinion shall be substantially in the form delivered pursuant to the Existing Credit Agreement but which shall be limited to this Agreement and the Notes and Guaranties delivered on the Closing Date hereunder and (ii) (if applicable) from Steven Lane (Executive Director- Legal, of New U.S. Home) substantially in the form delivered pursuant to the Existing Credit Agreement but only with respect to the Subsidiaries of New U.S. Home (if any) that deliver Guaranties on the Closing Date hereunder. The Borrower hereby instructs such counsel to prepare their opinions and deliver such opinions to the Lenders for the benefit of the Lenders, and such opinions shall contain a statement to such effect.

     (d) The following supporting documents with respect to each Loan Party (except as otherwise provided below): (i) a copy of its certificate or articles of incorporation or formation or certificate of limited partnership (as applicable) certified as of a date reasonably close to the Closing Date to be a true and accurate copy by the Secretary of State of its state of incorporation or formation (except as otherwise provided below); (ii) a certificate of that Secretary of State, dated as of a date reasonably close to the Closing Date, as to its existence and (if available) good standing (except as otherwise provided below); (iii) a certificate of the Secretary of State of each jurisdiction, other than its state of incorporation, in which it does business, as to its qualification as a foreign corporation; (iv) a copy of its by-laws, partnership agreement or operating agreement (as applicable), certified by its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable) to be a true and accurate copy of its by-laws, partnership agreement or operating agreement (as applicable) in effect on the Closing Date (except as otherwise provided below); (v) a certificate of its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable), as to the incumbency and signatures of its officers or other Persons who have executed any documents on behalf of such Loan Party in connection with the transactions contemplated by this Agreement; (vi) a copy of resolutions of its Board of Directors, certified by its secretary or assistant secretary to be a true and accurate copy of resolutions duly adopted by such Board of Directors, or other appropriate resolutions or consents of, its partners or members certified by its general partner or manager (as applicable) to be true and correct copies thereof duly adopted, approved or otherwise delivered by its partners or members (to the extent necessary and applicable), each of which is certified to be in full force and effect on the Closing Date, authorizing the execution and delivery by it of this Agreement and any Notes, Guaranties and other Loan Documents delivered on the Closing Date to which it is a party and the performance by it of all its obligations thereunder; and (vii) such additional supporting documents and other information with respect to its operations and affairs as the Administrative Agent may reasonably request.

     (e) Certificates signed by a duly authorized officer of the Borrower stating that: (i) the representations and warranties of the Borrower contained in Article IV hereof are correct and accurate on and as of the Closing Date as though made on and as of the Closing Date and (ii) no event has occurred and is continuing which constitutes an Event of Default or Unmatured Default hereunder.

     (f) A certificate signed by an Authorized Financial Officer of the Borrower showing in reasonable detail the calculations used to determine the Leverage Ratio for the Pricing Grid.

     (g) The certified financial statements provided for in Section 6.04(b) and Section 6.04(c) hereof for the quarter ending February 29, 2004.

     (h) The report provided for in Section 6.04(g) hereof for the quarter ending February 29, 2004.

     (i) The certified report provided for in Section 6.04(1) hereof for the quarter ending February 29, 2004.

     (j) Such other documents as the Administrative Agent or its counsel may reasonably request.

     SECTION 5.02. Conditions Precedent to All Advances and Facility Letters of Credit.

     (a) No Lender shall be required to make any Advance (but excluding any other Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances under the applicable Facility) and no Issuer shall be required to issue any Facility Letter of Credit, unless on the applicable Borrowing Date or Issuance Date:

     (i) the Administrative Agent shall have received notice of Borrower’s request for the Advance as provided in Section 2.09(a) or Letter of Credit Request as provided in Section 2.21 (a) and such other approvals, opinions or documents as the Administrative Agent may reasonably request;

     (ii) the representations and warranties of the Borrower contained in Article IV hereof are true and correct as of such Borrowing Date or Issuance Date; provided, however, that for the purposes hereof, (A) from and after the date of delivery by the Borrower pursuant to Section 6.04(a) of the consolidated financial statements for the year ended November 30, 2004, the references in Section 4.03 to “Borrower Audited Financial Statements” shall be deemed to be references to the annual audited financial statements most recently delivered by the Borrower pursuant to Section 6.04(a) as of the date of the request for a Advance or Letter of Credit Request and (B) from and after that date of delivery by the Borrower pursuant to Section 6.04(b) of its consolidated financial statements for the quarter ending May 31, 2004, the references in Section 4.03 to “Borrower Unaudited Financial Statements” shall be deemed to be references to the quarterly unaudited financial statements most recently delivered by the Borrower pursuant to Section 6.04(b) as of the date of that request for an Advance or Letter of Credit Request;

     (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel;

     (iv) There exists no Event of Default or Unmatured Default; and

     (v) The making of the Advance or issuance of the Facility Letter of Credit will not result in any Event of Default or Unmatured Default.

     (b) Each Borrowing Notice with respect to each such Advance and each Letter of Credit Request shall constitute a representation and warranty by the Borrower that all of the conditions contained in this Section 5.02 have been satisfied.

ARTICLE VI

AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that from the date hereof until payment in full of all the Obligations, termination of all Facility Letters of Credit and termination of all Commitments,

unless the Required Lenders otherwise shall consent in writing as provided in Section 13.06 hereof, the Borrower will, and will cause each of its Subsidiaries to:

     SECTION 6.01. Existence, Properties, etc. Do or cause to be done all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of their respective states of incorporation or formation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business or in which the Lenders shall request such qualification; provided, however, that nothing herein shall be deemed to prohibit (a) a Loan Party from (i) merging into or consolidating with any other Loan Party or any other Subsidiary of the Borrower; provided the Borrower is the surviving entity in the case of a merger involving the Borrower and the Loan Party is the surviving entity in the case of a merger involving a Loan Party and a Subsidiary that is not a Loan Party, and (ii) declaring and paying dividends in complete liquidation or (b) a Subsidiary that is not a Loan Party from merging into or consolidating with any other Subsidiary that is not a Loan Party. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The primary business of the Borrower and its Subsidiaries shall at all times be the acquisition, development and sale of real estate assets.

     SECTION 6.02. Notice. Give prompt written notice to the Administrative Agent of (a) any proceeding instituted by or against the Borrower or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body, federal, state or local, or any such proceedings threatened against the Borrower or any Subsidiary in writing by any federal, state or other governmental agency, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the any Loan Party, and (b) any other Event which could reasonably be expected to lead to or result in a Material Adverse Effect on any Loan Party, or which, with or without the giving of notice or the passage of time or both, would constitute an Event of Default or a default under any material agreement other than this Agreement to which any Loan Party is a party or by which any of its properties or assets is or may be bound.

     SECTION 6.03. Payments of Debts. Taxes, etc. Pay all its debts and perform all its obligations promptly and in accordance with the respective terms thereof, and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon any Loan Party or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become in default or past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a Lien or charge upon such properties or any part thereof; provided, however, that it shall not constitute a violation of the provisions of this Section 6.03 if any Loan Party shall fail to perform any such obligation or to pay any such debt (except for obligations for money borrowed), tax, assessment, governmental charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided.

     SECTION 6.04. Accounts and Reports. Maintain a standard system of accounting established and administered in accordance with GAAP, and provide to the Lenders the following:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending November 30, 2004), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of that fiscal year and the related consolidated statements of earnings, stockholders’ equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with GAAP consistently applied and audited and reported upon by Deloitte & Touche or another firm of independent certified public accountants of similar recognized standing selected by the Borrower and acceptable to the Administrative Agent (such audit report shall be unqualified except for qualifications relating to changes in GAAP and required or approved by the Borrower’s independent certified public accountants);

     (b) as soon as available and in any event within 60 days after the end of each of the first three quarters, and within 120 days after the end of the fourth quarter, of each fiscal year of the Borrower (commencing with the quarter ending May 31, 2004), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of that quarter, and the related consolidated statement of earnings and cash flows of the Borrower and its Subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by an Authorized Financial Officer of the Borrower;

     (c) within 60 days after the end of each of the first three quarters, and within 120 days after the end of the fourth quarter, of each fiscal year of the Borrower (commencing with the quarter ending May 31, 2004), (i) a consolidating balance sheet of the Loan Parties (in a form acceptable to the Administrative Agent) as of the end of that quarter and the related consolidating statement of earnings of the Loan Parties (in a form acceptable to the Administrative Agent) for the period from the beginning of the fiscal year to the end of that quarter, and (ii) a consolidating balance sheet of the Mortgage Banking Subsidiaries (in a form acceptable to the Administrative Agent) as of the end of that quarter and the related consolidating statement of earnings of the Mortgage Banking Subsidiaries (in a form acceptable to the Administrative Agent) for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by an Authorized Financial Officer of the Borrower;

     (d) intentionally omitted;

     (e) intentionally omitted;

     (f) concurrently with the delivery of the financial statements described in subsection (a) above, a letter signed by that firm of independent certified public accountants to the effect that, during the course of their examination, nothing came to their attention which caused them to believe that any Event of Default or Unmatured Default has occurred, or if such Event of Default or Unmatured Default has occurred, specifying the facts with respect thereto; and

concurrently with the delivery of the financial statements described in subsections (b) and (c) above, a certificate signed by the President or Executive Vice President and an Authorized Financial Officer of the Borrower to the effect that having read this Agreement, and based upon an examination which they deemed sufficient to enable them to make an informed statement, there does not exist any Event of Default or Unmatured Default, or if such Event of Default or Unmatured Default has occurred, specifying the facts with respect thereto;

     (g) within 30 days after the end of each quarter of each fiscal year of Borrower (commencing with the quarter ending May 31, 2004), a report, in reasonable detail and in form and substance satisfactory to the Administrative Agent, setting forth, as of the end of that quarter, with respect to each Project owned by the Loan Parties, (i) the number of Housing Unit Closings, (ii) the number of Housing Units either completed or under construction, specifying the number thereof that are Completed Housing Units, (iii) the number of Housing Units Under Contract, provided, however, that the foregoing report shall only be required if, as of the last day of the applicable quarter or fiscal year, the Borrower does not have an Investment Grade Rating from at least one of the three Rating Agencies;

     (h) within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending November 30, 2004), a schedule of all Real Estate owned by the Loan Parties in the form of Schedule III annexed hereto or as otherwise required by Administrative Agent, which schedule, in addition to providing all the categories of information specified in Schedule III, shall specify those properties the interest and carrying charges attributable to which are being deducted, for financial reporting purposes, for the fiscal year in which they are paid and shall contain all such other information as Administrative Agent shall require;

     (i) within 90 days after the beginning of each fiscal year of the Borrower, a projection, in reasonable detail and in form and substance satisfactory to the Administrative Agent, on a quarterly basis, of the cash flow and of the earnings of the Borrower and its Subsidiaries for that fiscal year and for the immediately succeeding fiscal year;

     (j) promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and periodic reports and other material (including copies of all registration statements and reports under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended) filed by the Borrower with any securities exchange or any governmental authority or commission, except material filed with governmental authorities or commissions relating to the development of Real Estate in the ordinary course of the business of the Loan Parties and which does not relate to or disclose any Material Adverse Effect;

     (k) as soon as available and in any event within 90 days after the end of each of the first three quarters, and within 120 days after the end of the fourth quarter, of each fiscal year of each Joint Venture, a balance sheet of that Joint Venture as of the end of that quarter and a statement of earnings of that Joint Venture for the period from the beginning of the fiscal year to the end of that quarter, in the form furnished by the Joint Venture;

     (l) within 60 days after the end of each of the first three quarters, and within 90 days after the end of each fiscal year of the Borrower (commencing with the quarter ending February 29, 2004 and fiscal year ending November 30, 2004), a report which (subject to the last sentence of this subsection (1)) shall include the information and calculations provided for in Exhibit H attached hereto and such other condition in reasonable detail and be in form and substance satisfactory to the Administrative Agent, with calculations indicating that the Borrower is in compliance, as of the last day of such quarterly or annual period, as the case may be, with the provisions of Articles VII and VIII of this Agreement. Without limiting the generality of the foregoing, (but subject to the last sentence of this subsection (1)) the Borrower shall provide to the Lenders (i) a report calculating the Borrowing Base in form and substance satisfactory to Administrative Agent, provided, however, that the Borrower may, and upon request from the Administrative Agent shall, also deliver such report as of the end of any calendar month, and, (ii) a report containing the calculations necessary to indicate that the Borrower is in compliance with the provisions of Sections 6.09 and 7.14, including a certification of the outstanding principal amount of all loans and advances made by any Loan Party to each of the applicable Mortgage Banking Subsidiaries, as the case may be, and that all such loans and advances are duly evidenced by the Mortgage Banking Subsidiaries Note in the possession of Administrative Agent. The reports furnished pursuant to this subsection (1) shall be certified to be true and correct by an Authorized Financial Officer of the Borrower and shall also contain a representation and warranty by the Borrower that it is in full compliance with the provisions of Article VII of this Agreement. Notwithstanding the foregoing, the Borrowing Base report and the report evidencing compliance with Section 7.02(a) shall only be required if, as of the last day of the applicable quarter or fiscal year, the Borrower does not have an Investment Grade Rating from at least two of the three Rating Agencies and the report evidencing compliance with Sections 7.08 and 7.15 shall only be required if, as of the last day of the applicable quarter or fiscal year, the Borrower does not have an Investment Grade Rating from at least one of the three Rating Agencies;

     (m) within 60 days after the end of each of the first three quarters, and within 90 days after the end of each fiscal year of the Borrower (commencing with the quarter ending May 31, 2004 and fiscal year ending November 30, 2004), a report, in reasonable detail and in form and substance satisfactory to the Administrative Agent, with calculations indicating whether the Borrower, as of the last day of such quarterly or annual period, as the case may be, is in compliance with the provisions of Section 7.02(c);

     (n) if requested by Administrative agent, within 270 days after the close of each fiscal year a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA, but the foregoing statement shall be required only if any Single Employer Plan shall exist;

     (o) as soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Financial Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

     (p) as soon as possible and in any event within 10 days after receipt thereof by the Borrower or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that the

Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Substance into the environment, and (ii) any notice alleging any violation of any Environmental law or any federal, state or local health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect;

     (q) promptly upon the request of the Administrative Agent or any Lender, an accurate legal description with respect to any Real Estate included in the calculation of the Borrowing Base;

     (r) Intentionally Omitted

     (s) concurrently with the quarterly financial statements described in subsection (b) above following the end of any quarter in which each new Subsidiary that is to become a Guarantor under Section 6.07 hereof was formed, the Borrower shall deliver to the Administrative Agent (i) a revised copy of Schedule VI to this Agreement, adding thereto the information with respect to such new Subsidiary required by Section 4.14 hereof; (ii) a Supplemental Guaranty, substantially in the form provided for in the Guaranty, executed by a duly authorized officer of such new Subsidiary; (iii) a copy of the certificate of incorporation or other organizational document of such new Subsidiary, certified by the secretary of state or other official of the state or other jurisdiction of its incorporation; (iv) a copy of the bylaws of such new Subsidiary, certified by the secretary or other appropriate officer or partner of such Subsidiary; and (v) if requested by the Administrative Agent, an opinion of the Borrower’s counsel in the form provided for in Section 5.01(d), modified to apply to the foregoing documents delivered hereunder;

     (t) Intentionally omitted.

     (u) such supplements to the aforementioned documents and additional information (including, but not limited to, leasing, occupancy and non-financial information) and reports as the Administrative Agent or any Lender may from time to time reasonably require.

     SECTION 6.05. Access to Premises and Records. At all reasonable times and as often as any Lender may reasonably request, permit authorized representatives and agents (including accountants) designated by that Lender to (a) have access to the premises of the Borrower and each Subsidiary and to their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (b) make copies of or excerpts from those books and records and (c) upon reasonable notice to the Borrower, discuss the respective affairs, finances and operations of the Borrower and its Subsidiaries with, and to be advised as to the same by, their respective officers and directors.

     SECTION 6.06. Maintenance of Properties and Insurance. Maintain all its properties and assets in good working order and condition and make all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times; and maintain or require to be maintained (a) adequate insurance, by financially sound and reputable insurers, on all properties of the Loan Parties which are of character usually insured by Persons engaged in the same or a similar business (including, without limitation, all Real Estate encumbered by Mortgages securing mortgage loans made by any Loan Party, to the extent normally required by prudent mortgagees, and all Real Estate which is subject of an Equity Investment by any Loan Party, to the extent normally carried by prudent builder-developers) against loss or damage resulting from fire, defects in title or other risks insured against by extended coverage and of the kind customarily insured against by those Persons, (b) adequate public liability insurance against tort claims which may be incurred by any Loan Party, and (c) such other insurance as may be required by law. Upon the request of the Administrative Agent, the Borrower will furnish to the Lenders full information as to the insurance carried. Notwithstanding the foregoing provisions of this Section 6.06, the Borrower shall be permitted to self-insure against all property and casualty risks associated with its construction of dwelling units up to a maximum aggregate construction exposure for any Project not to exceed at any time 10% of Adjusted Consolidated Tangible Net Worth.

     SECTION 6.07. Financing: New Investing. Give the Administrative Agent (a) advance written notice of the establishment of any new Significant Joint Venture or the formation of any new Significant Subsidiary, which such new Significant Subsidiary shall become a Guarantor, by and effective upon compliance with the provisions of Section 6.04(s), unless (i) such Subsidiary is a Joint Venture Subsidiary, (ii) the terms of the agreement creating such Joint Venture prohibit the joint venturers thereof from being or becoming liable for any Indebtedness other than Indebtedness of the Joint Venture and (b) written notice of the formation of any new Subsidiary which is not a Significant Subsidiary given not later than ninety (90) days after such formation, which new Subsidiary shall become a Guarantor by and effective upon compliance with the provisions of Section 6.04(s), unless (x) such Subsidiary is a Joint Venture Subsidiary, and (y) the terms of the agreement creating such Joint Venture prohibit the joint venturers thereof from being or becoming liable for any Indebtedness other than Indebtedness of the Joint Venture; provided, however, that (A) nothing in this Section 6.07 shall be deemed to authorize the Borrower or any of its Subsidiaries to enter into any such transaction if the same would violate any of the limitations set forth in Article VII hereof, (B) such Subsidiary shall not be required to deliver a Guaranty if applicable laws or regulations (such as, by way of example, laws regulating insurance companies or providers of cable services) prohibit such Subsidiary from delivering a Guaranty and (C) a Subsidiary that is not a Wholly-Owned Subsidiary shall not be required to deliver a Guaranty. Notwithstanding anything to the contrary in this Agreement, if at any time or from time to time any event results in a Change in Status of a Guarantor, the Borrower shall deliver notice thereof to the Administrative Agent, including a reasonably detailed description of the Change in Status and a statement of the effective date of the Change in Status. Such notice shall be delivered no later than 60 days after the end of the fiscal quarter during which such Change in Status occurs; provided, however, that with respect to any Change in Status occurring during the last quarter of Borrower’s fiscal year, such notice shall be delivered no later than 120 days after the end of such final fiscal quarter. Each Change in Status event shall be effective as of the effective date of such Change in Status, automatically, without any further action by any party to this Agreement, and the Subsidiary that is subject to such Change in Status shall no longer be a Guarantor. In connection with each Change in Status, the Administrative Agent, on behalf of Lenders, shall promptly following receipt of written notice of Change in Status, execute and deliver to the Borrower a written confirmation of such Change in Status.

     SECTION 6.08. Compliance with Applicable Laws. Promptly and fully comply with, conform to and obey all present and future laws, ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Borrower, its Subsidiaries and their respective properties, including, without limitation, Regulation Z of the Board of Governors of the Federal Reserve System, the Federal Interstate Land Sales Full Disclosure Act, ERISA, the Florida Land Sales Act or any similar statute in any applicable jurisdiction, the violation of which would have a Material Adverse Effect on any Loan Party.

     SECTION 6.09. Advances to the Mortgage Banking Subsidiaries. Cause the Mortgage Banking Subsidiaries to execute and deliver the Mortgage Banking Subsidiaries Note in order to evidence all loans and advances that now exist or are hereafter made by any Loan Party to any of the Mortgage Banking Subsidiaries, respectively; deposit the original Mortgage Banking Subsidiaries Note with Administrative Agent; and obtain, prior to or contemporaneously with the execution of this Agreement, written acknowledgments from each Mortgage Banking Subsidiary that the aggregate of all loans and advances hereafter made by any applicable Loan Party to such Mortgage Banking Subsidiary shall be evidenced and governed by the Mortgage Banking Subsidiaries Note held by Administrative Agent. At all times the principal amount of the Mortgage Banking Subsidiaries Note held by Administrative Agent must equal or exceed the aggregate principal amount of all loans and advances made by any Loan Party to Mortgage Banking Subsidiaries, and upon the request of Administrative Agent (but no more frequently than monthly), the Borrower shall obtain and deliver to the Administrative Agent specific written acknowledgments from each of the Mortgage Banking Subsidiaries to the effect that loans and advances theretofore made by any applicable Loan Party to the Mortgage Banking Subsidiaries are evidenced by the Mortgage Banking Subsidiaries Note. In the event that after the Agreement Date any Loan Party organizes or acquires any Mortgage Banking Subsidiary, such Mortgage Banking Subsidiary shall, upon such organization or acquisition, join in and become a maker of a replacement Mortgage Banking Subsidiaries Note, such new Mortgage Banking Subsidiaries Note shall be deposited with the Administrative Agent pursuant to this Section 6.09, and all references in this Agreement to Mortgage Banking Subsidiaries shall thereafter be deemed references to all such Mortgage Banking Subsidiaries.

     SECTION 6.10. Use of Proceeds. Use the proceeds of the Advances for working capital and general corporate purposes and to finance Acquisitions consummated with the prior approval of the Board of Directors or a majority of the shareholders of the Person to be acquired.

     SECTION 6.11. REFT Subsidiary. For as long as it remains a financing entity, the REIT Subsidiary shall at all times maintain its status as a qualified real estate investment trust in accordance with Section 856 of the Code.

ARTICLE VII

NEGATIVE COVENANTS

     The Borrower covenants and agrees that from the date hereof until payment in full of all the Obligations, termination of all Facility Letters of Credit and termination of the

Commitments, unless the Required Lenders otherwise shall consent in writing as provided in Section 13.06 hereof, the Borrower will not, either directly or indirectly:

     SECTION 7.01. Minimum Adjusted Consolidated Tangible Net Worth. Permit Adjusted Consolidated Tangible Net Worth at any time to be less than the sum of (a) $1,541,000,000, plus (b) an amount equal to the amount (if any) by which (i) 50% of the cumulative amount of positive Consolidated Net Income of the Loan Parties for each fiscal quarter of the Borrower ending after November 30, 2002 for which the Loan Parties, taken as a whole, had Consolidated Net Income exceeds (ii) the aggregate amount paid by the Borrower after November 30, 2002 to purchase or redeem its equity Securities, plus (c) an amount equal to 50% of the aggregate amount of the increase in Adjusted Consolidated Tangible Net Worth resulting from the issuance of equity Securities of the Borrower after November 30, 2002. For purposes of this Section 7.01, the term “Consolidated Net Income,” when used in respect of any period, shall not include any loss for such period.

     SECTION 7.02. Limitation on Indebtedness.

     (a) Borrowing Base Limitation. At any time at which the Borrower does not have an Investment Grade Rating from at least two of the Rating Agencies, permit the aggregate outstanding amount of the sum of all Borrowing Base Debt to exceed the Borrowing Base at such time (the “Borrowing Base Limitation”).

     (b) Maximum Leverage Ratio. At any time, permit the Leverage Ratio to equal or exceed fifty-five percent (55%).

     (c) Minimum Interest Coverage Ratio. At any time, permit the Interest Coverage Ratio to be less than 2.00 to 1.00.

     SECTION 7.03. Guaranties. Make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary or Joint Venture but excluding any Repurchase Guaranty) or otherwise assume, guarantee or in any way become contingently liable or responsible for obligations of any other Person, whether by agreement to purchase those obligations of any other Person, or by agreement for the furnishing of funds through the purchase of goods, supplies or services (whether by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the obligations of any other Person, except for: (a) guaranties of obligations of the Loan Parties issued in the ordinary course of business; (b) the endorsement of negotiable instruments in the ordinary course of business; (c) guaranties of performance and completion and performance and completion bonds issued in connection with the construction of Real Estate developments owned by a Loan Party; (d) the Guaranties; or (e) guaranties (including without limitation LTV Maintenance Agreements) of liabilities incurred by Joint Ventures to which the Borrower or a Joint Venture Subsidiary is a party, provided that all such guaranties outstanding at any one time, do not exceed 20% of the Adjusted Consolidated Tangible Net Worth. For purposes of the foregoing clause (e) the outstanding amount of any LTV Maintenance Agreement shall be determined as provided in the definition of LTV Maintenance Agreement. None of the foregoing clauses, however, shall be deemed to permit (i) any Loan Party to guaranty any obligations of any one or more of the Mortgage Banking

Subsidiaries (other than a Repurchase Guaranty) or any Subsidiary identified in Schedule VII if any such guaranty would cause a violation of Section 7.02 or any obligations of LNR or (ii) the Borrower to guaranty any obligations under any of the Old U.S. Home Debt Issues.

     SECTION 7.04. Sale of Assets: Acquisitions: Merger.

     (a) Intentionally Omitted.

     (b) Do any of the following:

     (i) sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower and the Subsidiaries (on a consolidated basis) except for the sale of inventory in the ordinary course of business;

     (ii) merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

     (iii) dissolve, liquidate or wind up its business by operation of law or otherwise; or

     (iv) distribute to the stockholders of the Borrower any Securities of any Subsidiary;

provided, however, that any Subsidiary or any other Person may merge into or consolidate with or may dissolve and liquidate into a Loan Party and any Subsidiary that is not a Loan Party may merge into or consolidate with or may dissolve and liquidate into another Subsidiary that is not a Loan Party, if (and only if), (1) in the case of a merger or consolidation involving a Loan Party, the Loan Party is the surviving Person, (2) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person, (3) the character of the business of the Borrower and the Subsidiaries on a consolidated basis will not be materially changed by such occurrence, and (4) such occurrence shall not constitute or give rise to an Event of Default or Unmatured Default or a default in respect of any of the covenants contained in any agreement to which the Borrower or any such Subsidiary is a party or by which its property may be bound.

     (c) Acquire another Person unless (i) the primary business of such Person is the Real Estate Business and (ii) the majority of shareholders (or other equity interest holders), the board of directors or other governing body of such Person approves such Acquisition.

     Nothing contained in this Section 7.04, however, shall restrict any sale of assets among the Borrower and the Guarantors which is in compliance with all other provisions of this Agreement.

     SECTION 7.05. Investments. Purchase or otherwise acquire, hold or invest in the Securities (whether Capital Stock or instruments evidencing debt) of, make loans or advances to, enter into any arrangements for the purpose of providing funds or credit to, or make any Equity Investment in, any Person which is not a Loan Party on the Closing Date or a Subsidiary which becomes a Guarantor upon the making of the investment, except for: (i) (A) Investments in or loans or advances to Joint Ventures to which the Borrower or a Subsidiary is a party; and (B) Investments in or loans or advances to the Mortgage Banking Subsidiaries and the Subsidiaries listed in Schedule VII, provided that the sum of the aggregate of all Investments, loans and advances outstanding at any time under clause (A) and the loans and advances (but not equity Investments) outstanding at any time under clause (B) does not exceed 30% of Adjusted Consolidated Tangible Net Worth; and (ii) (A) purchases of direct obligations of the government of the United States of America or any agency thereof, or obligations unconditionally guaranteed by the United States of America; (B) certificates of deposit of any bank, organized or licensed to conduct a banking business under the laws of the United States or any state thereof having capital, surplus and undivided profits of not less than $100,000,000; (C) Investments in commercial paper which, at the time of acquisition by the Borrower or a Subsidiary, is accorded an “A” or equivalent rating by any of the Rating Agencies or any other nationally recognized credit rating agency of similar standing; (D) investments in publicly traded, readily marketable securities traded on a recognized national exchange or over-the-counter; (E) loans or advances by the Borrower or a Guarantor to, or Securities or Indebtedness of, a real estate or homebuilding company to be acquired by the Borrower for the purpose of obtaining control of specific homebuilding assets of that homebuilding company, provided, however, that such loans, advances or Indebtedness are secured by Mortgages on land, homes under construction and/or homes inventory of such real estate or homebuilding company; and (F) loans by the REIT Subsidiary to other Loan Parties.

     SECTION 7.06. Disposition; Encumbrance or Issuance of Certain Stock. Sell, transfer or otherwise dispose of, or pledge, grant a security interest, equity interest or other beneficial interest in or otherwise encumber any of the outstanding shares of Capital Stock of any Mortgage Banking Subsidiary, or permit any Mortgage Banking Subsidiary to sell, issue or otherwise transfer any shares of its Capital Stock to any Person other than a Loan Party.

     SECTION 7.07. Subordinated Debt. Directly or indirectly make any payment of principal or interest with respect to any Subordinated Debt prior to the date the same is due, or amend or modify the terms of any Subordinated Debt except for extensions of the due date thereof, or directly or indirectly redeem, retire, defease, purchase or otherwise acquire any Subordinated Debt.

     SECTION 7.08. Housing Units. At any time at which the Borrower does not have an Investment Grade Rating from at least one of the three Rating Agencies, Permit the total number of Housing Units owned by the Loan Parties, including Housing Units under construction, but excluding model Housing Units and Housing Units Under Contract, at any time to exceed 35% of the total number of Housing Unit Closings during the immediately preceding 12-month period, provided that Housing Unit Closings shall include closings of the sale of housing units by entities that were acquired, and became Loan Parties, during the applicable period.

     SECTION 7.09. Construction in Progress. Cause, suffer or permit to exist any Mortgage, security interest or other encumbrance (other than Liens described in clause (k) of the definition of “Permitted Liens”) to secure Indebtedness on any Housing Unit or other building or structure (including, without limitation, any asset reported as “Construction in Progress” in the financial statements of the Borrower) that is under construction on any land owned or leased by any Loan Party; provided, however, that the Borrower may cause, suffer or permit to exist purchase money Mortgages having an aggregate outstanding principal balance not exceeding $50,000,000 at any time on assets so reported as “Construction in Progress.”

     SECTION 7.10. No Margin Stock. Use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U).

     SECTION 7.11. Mortgage Banking Subsidiaries’ Capital Ratio. Permit the ratio of the combined total Indebtedness of the Mortgage Banking Subsidiaries to the Mortgage Banking Subsidiaries Adjusted Net Worth to exceed, at any time, eight (8) to one (1).

     SECTION 7.12. Transactions with Affiliates. Enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or a Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms’-length transaction.

     SECTION 7.13. Restrictions on Advances to Mortgage Banking Subsidiaries. Subject to Section 7.05. (a) permit any loan or advance to be made by a Loan Party to a Mortgage Banking Subsidiary, except for loans and advances from a Loan Party to the Mortgage Banking Subsidiaries which are made under, and evidenced by, the Mortgage Banking Subsidiaries Note that is in the possession of Administrative Agent and for which the Borrower shall have obtained a written acknowledgment from each Mortgage Banking Subsidiary that the same are evidenced and governed by the Mortgage Banking Subsidiaries Note; (b) permit the aggregate amount of all loans and advances made by the Loan Parties to any Mortgage Banking Subsidiary outstanding at any time to exceed the sum of (i) the net carrying value of all mortgage loans held by such Mortgage Banking Subsidiary, less the aggregate principal amount of all promissory notes payable by such Mortgage Banking Subsidiary to banks or other lenders, and less the aggregate principal amount of all mortgage loans held for sale by such Mortgage Banking Subsidiaries which are pledged, assigned or otherwise encumbered, to the extent that said aggregate amount exceeds the aggregate principal amount of notes payable by such Mortgage Banking Subsidiary to banks or other lenders, and (ii) 1.5% of the principal amount of all mortgages serviced by such Mortgage Banking Subsidiary, less any loans or other financing to such Mortgage Banking Subsidiary associated with the servicing portfolio (exclusive of those amounts deducted in the calculation required under clause (i) above) if, and to the extent that, the servicing rights with respect to such mortgages are not subject to any Lien; (c) assign, transfer, pledge, hypothecate or encumber in any way the Mortgage Banking Subsidiaries Note, any interest therein or any sums due or to become due thereunder; (d) modify, amend, extend or in any way change the terms of the Mortgage Banking Subsidiaries Note; (e) make any principal advances to any Mortgage Banking Subsidiary, under the Mortgage Banking Subsidiaries Note or otherwise, at any time after the Administrative Agent has been granted a security interest in the Mortgage Banking Subsidiaries Note pursuant to Section 8.02 except to the extent of any principal prepayments under the Mortgage Banking Subsidiaries Note in excess of the mandatory principal payments required thereunder; or (f) permit a Mortgage Banking Subsidiary to enter into any agreement or agreements which (i) in any way restrict the payment of dividends by such Mortgage Banking Subsidiary or (ii) individually, or in the aggregate, impose any restriction on the repayment of any indebtedness of a Mortgage Banking Subsidiary to any Person (including, without limitation, the indebtedness payable under the Mortgage Banking Subsidiaries Note) other than a restriction on the payment of the last $5,000,000 of principal indebtedness of UAMC (i.e., such permitted restriction shall be applicable only after the aggregate principal amount of indebtedness owed by UAMC to any Person shall be less than or equal to $5,000,000).

     SECTION 7.14. Mortgage Banking Subsidiaries Adjusted Net Worth. Permit the Mortgage Banking Subsidiaries Adjusted Net Worth at any time to be less than $30,000,000.

     SECTION 7.15. Investments in Land. At any time at which the Borrower does not have an Investment Grade Rating from at least one of the three Rating Agencies, permit the (a) sum of (i) the Loan Parties’ investments in unimproved land plus (ii) the amount by which the Loan Parties’ investments in improved land exceeds Qualified Finished Lots to exceed (b) the sum of (i) 100% of Adjusted Consolidated Tangible Net Worth plus (ii) the lesser of (A) $300,000,000 and (B) 50% of Subordinated Debt.

     SECTION 7.16. Liens and Encumbrances.

     (a) Negative Pledge. Grant or suffer or permit to exist any Liens on any of its rights, properties or assets other than Permitted Liens.

     (b) No Agreement for Negative Pledge. Agree with any third party not to create, assume or suffer to exist any Lien securing the Obligations on or of any of its property, real or personal, whether now owned or hereafter acquired.

ARTICLE VIII

RELEASE OF COLLATERAL; PLEDGE OF MORTGAGE BANKING SUBSIDIARIES
NOTE

     SECTION 8.01. Release of Collateral. The Administrative Agent shall release or cause to be released on the Closing Date all “Collateral” (as described in the Existing Credit Agreement) that has been pledged to the Administrative Agent (or the “Collateral Trustee” as defined in the Existing Credit Agreement) and shall promptly return or cause to be returned to the Borrower all stock certificates in respect of such collateral that are held by the Administrative Agent (or such “Collateral Trustee”).

     SECTION 8.02. Mortgage Banking Subsidiaries Note.

     (a) Pledge. Upon the request of the Administrative Agent (which may not be made without the prior written consent from the Required Lenders and which shall be made upon the written request of the Required Lenders), the Borrower shall grant, and shall cause any Guarantor that is a payee under the Mortgage Banking Subsidiaries Note to grant, the Administrative Agent on behalf of the Lenders as security for the payment in full of all the Obligations, a first lien and security interest in any Mortgage Banking Subsidiaries Note. Notwithstanding anything to the contrary provided in this Agreement, the Borrower agrees that the Mortgage Banking Subsidiaries Note Pledge Agreement shall require all principal payments payable under the Mortgage Banking Subsidiaries Note to be made directly to the Administrative Agent and applied to the principal outstanding under the Notes as required under Section 2.06(d).

     (b) Pledge Documentation. If and when the Borrower is required to grant the Administrative Agent a security interest in the Mortgage Banking Subsidiaries Note pursuant to Section 8.02(a) the Borrower shall deliver to the Administrative Agent:

     (i) a pledge and security agreement (the “Mortgage Banking Subsidiaries Note Pledge Agreement”), in form and substance satisfactory to the Administrative Agent, duly executed by the Borrower and each Guarantor that is a payee under the Mortgage Banking Subsidiaries Note, granting the Administrative Agent on behalf of the Lenders, a first lien on, and security interest in, the Mortgage Banking Subsidiaries Note;

     (ii) an endorsement or allonge to the Mortgage Banking Subsidiaries Note, in form and substance satisfactory to the Administrative Agent, duly executed by the Borrower and each Guarantor that is a payee under the Mortgage Banking Subsidiaries Note, transferring the Mortgage Banking Subsidiaries Note to the Administrative Agent on behalf of the Lenders; and

     (iii) a written acknowledgment duly executed by the Borrower and each Guarantor that is a payee under the Mortgage Banking Subsidiaries Note, that the Administrative Agent holds the Mortgage Banking Subsidiaries Note as security for the Obligations.

     (c) All the foregoing documents shall be delivered to the Administrative Agent on or before the date that the Borrower is required to grant the Administrative Agent the security interest in the Mortgage Banking Subsidiaries Note. All of the documentation and other items required under this Section 8.02 must be fully satisfactory, both in form and substance, to the Administrative Agent. In addition to the foregoing, at the request of the Administrative Agent, the Borrower shall, and shall cause each Guarantor that is a payee under the Mortgage Banking Subsidiaries Note to, execute and deliver to the Administrative Agent such assignments, pledges, financing statements and other documents, and cause to be done such further acts, all as the Administrative Agent from time to time may deem necessary or appropriate to evidence, confirm, perfect or protect any security interest required to be granted to the Administrative Agent hereunder.

ARTICLE IX

EVENTS OF DEFAULT

     SECTION 9.01. Events of Default. The occurrence of any one or more of the following Events shall constitute an “Event of Default”:

     (a) any representation or warranty made or deemed made by or on behalf of any Loan Party to the Lenders, the Issuer, the Swing Line Bank or the Administrative Agent under or in connection with this Agreement or any Loan Document shall be false or misleading in any material respect when made;

     (b) any report, certificate, financial statement or other document or instrument furnished in connection with this Agreement or the Loans hereunder shall be false or misleading in any material respect when furnished;

     (c) default shall be made in the payment of (i) the principal of any of the Notes when and as due and payable, or (ii) the interest on any of the Notes, any fees or any other sums due pursuant to Article II, which default continues for five days after the same becomes due and payable;

     (d) default shall be made with respect to any Indebtedness or Contingent Obligations of any Loan Party (other than the Indebtedness evidenced by the Notes, Non-Recourse Indebtedness and Indebtedness of a Loan Party to another Loan Party), beyond any applicable period of grace, or default shall be made with respect to the performance of any other obligation or incurred in connection with any such Indebtedness or liabilities beyond any applicable period of grace, or default shall be made with respect to any other liability of $10,000,000 or more, if the effect of any such default is to accelerate the maturity of such Indebtedness or liability or to cause any other liability to become due prior to its stated maturity, or any such Indebtedness or liability shall not be paid when due and such default shall not have been remedied or cured by such Loan Party or waived by the obligor;

     (e) default shall be made in the due observance or performance of any of the provisions of Article VII or Article VIII or any other covenant, agreement or condition on the part of any Loan Party to be performed under or in connection with this Agreement or any Loan Document, and such default shall have continued for a period of thirty (30) days after the occurrence thereof;

     (f) any Loan Party shall (i) petition or apply for, seek, consent to, or acquiesce in, the appointment of a receiver, trustee, examiner, custodian, liquidator or similar official of such Loan Party or any of its properties or assets, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of or a composition with its creditors, (iv) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (v) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect, or file a petition or an answer seeking dissolution, winding up, liquidation or reorganization or an arrangement with creditors or a composition of its debts or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or other statute or law for the relief of debtors, or file any answer admitting the material allegations of a petition filed against it in any proceeding under such law, or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or if corporate or other action shall be taken by such Loan Party for the purpose of effecting any of the foregoing, or (vi) fail to contest in good faith any appointment or proceeding described in Section 9.0 l(g):

     (g) an order, judgment, or decree shall be entered without the application, approval, or consent of any Loan Party by any court of competent jurisdiction appointing a receiver, trustee or liquidator of any Loan Party or a proceeding described in Section 9.0 l(f) shall be instituted against the any Loan Party, and such appointment shall continue undischarged or such proceeding continues undismissed or unstayed for any period of 45 days;

     (h) final judgment for the payment of money in excess of an aggregate of $10,000,000 shall be rendered against the any Loan Party and the same shall remain undischarged or not appealed for a period of 30 days during which execution shall not be effectively stayed;

     (i) there shall occur any Event or Events which, individually or in the aggregate, shall be deemed by the Required Lenders to have had a Material Adverse Effect;

     (j) any Loan Party shall be the subject of any proceeding or investigation pertaining to the release by any Loan Party, any of its Subsidiaries or any other Person of any Hazardous Substance into the environment, or any violation of any Environmental Law or any federal, state or local health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect; or

     (k) there shall occur any Change in Control of the Borrower.

     SECTION 9.02. Remedies.

     (a) Acceleration. If any Event of Default described in Section 9.0 l(f) or (g) occurs with respect to the Borrower, the obligations of the Lenders to make Loans, the Swing Line Bank to make Swing Line Loans and the Issuer to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations (including all Facility Letter of Credit Obligations) shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Event of Default occurs and is continuing, the Administrative Agent may, and upon written direction of the Required Lenders shall, terminate or suspend the obligations of the Lenders to make Loans, the Swing Line Bank to make Swing Line Loans and the Issuer to issue Facility Letters of Credit hereunder, or declare the Obligations (including all Facility Letter of Credit Obligations) to be due and payable, or both, whereupon the Obligations (including all Facility Letter of Credit Obligations) shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     (b) Recission of Acceleration. If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Event of Default (other than any Event of Default as described in Section 9.01 (f) or (g) with respect to the Borrower and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     SECTION 9.03. Application of Payments.

     (a) Subject to the provisions of Section 11.02 and any provisions of this Agreement specifically providing for payments to be applied to a particular Facility, the Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this Section 9.03, apply all payments and prepayments in respect of any Obligations (except as hereinafter provided) in the following order:

           (i) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

           (ii) second, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Administrative Agent;

           (iii) third, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the Issuer(s);

           (iv) fourth, to pay interest due in respect of Swing Line Loans;

           (v) fifth, to pay interest due in respect of Loans (other than Swing Line Loans) and Facility Letter of Credit Obligations;

           (vi) sixth, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

           (vii) seventh, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans) and Reimbursement Obligations;

           (viii) eighth, to the Letter of Credit Collateral Account in an amount equal to the outstanding Facility Letter of Credit Obligations to the extent required under Section 2.2 l(h); and

           (ix) ninth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of an Event of Default) by the Borrower, all principal payments in respect of Loans (other than Swing Line Loans) under a Facility shall be applied first, to repay outstanding Floating Rate Loans under such Facility and then to repay outstanding Eurodollar Rate Loans under such Facility, with those that have earlier expiring Interest Period being repaid prior to those that have later expiring Interest Periods. The order of priority set forth in this Section 9.03(a) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, the Swing Line Bank and the Issuer(s) as among themselves. The order of priority set forth in clauses (i) through (ix) of this Section 9.03(a) may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower or any other Person; provided, that the order of priority set forth in clauses (i) and (ii) may be changed only with the prior written consent of the Administrative Agent and the order of priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank.

     (b) Intentionally Omitted.

ARTICLE X

THE ADMINISTRATIVE AGENT

     SECTION 10.01. Appointment. Bank One, NA is hereby appointed Administrative Agent hereunder and under each other Loan Document and, subject to the provisions of Section 10.14 below, each of the Lenders irrevocably authorizes the Administrative Agent to act as the Administrative Agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this Article X. The Administrative Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement. Deutsche Bank Trust Company Americas is hereby appointed to act as Syndication Agent hereunder. Bank of America, N.A., Calyon New York Branch, Wachovia Bank, National Association, The Royal Bank of Scotland pic, BNP Paribas, Comerica Bank and SunTrust Bank are hereby appointed as Documentation Agents hereunder. Guaranty Bank and Citicorp North America, Inc. are hereby appointed as Managing Agents hereunder. U.S. Bank National Association and Washington Mutual Bank, FA are hereby appointed as Co-Agents hereunder. Except for rights of consent or approval given to the Syndication Agent under this Agreement, neither the Syndication Agent, nor the Documentation Agents nor the Managing Agents nor the Co-Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity.

     SECTION 10.02. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

     SECTION 10.03. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

     SECTION 10.04. No Responsibility for Loans, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (c) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Administrative Agent; or (d) the validity, effectiveness or genuineness (except its own due execution thereof) of any Loan Document or any other instrument or writing furnished in connection therewith. Further, the Administrative Agent assumes no obligation to any other Lender as to the collectibility of any Loans made by any Lender to the Borrower. Each Lender expressly acknowledges that the Administrative Agent has not made any representations or warranties to it on or prior to the date hereof and that no act by the Administrative Agent hereafter taken shall be deemed to constitute any representation or warranty by the Administrative Agent to any other Lender. Each Lender acknowledges that it has taken and will take such action and make such investigation as it deems necessary to inform itself as to the affairs and creditworthiness of the Borrower.

     SECTION 10.05. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     SECTION 10.06. Reliance on Documents; Counsel. The Administrative Agent shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of this Agreement, the Notes, the Guaranties and other Loan Documents or any other document furnished pursuant hereto or thereto or in connection herewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. The Administrative Agent shall not be liable for any action taken or suffered in good faith by it based on or in accordance with any of the foregoing.

     SECTION 10.07. No Waiver of Rights. With respect to its Commitments, the Loans (including the Swing Loans) made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender or Issuer and may exercise the same as though it was not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to and issue letters of credit for the account of, and generally engage in any kind of business with the Borrower or its Affiliates (including, without limitation, trust, debt, equity and other transactions) in addition to the transactions contemplated by this Agreement or any other Loan Document; it being expressly understood and agreed that neither the Administrative Agent nor any other Lender shall be deemed by the execution hereof to have waived any rights under any loan or other agreement with the Borrower or any of its Affiliates relating to any other business or loans to the Borrower or any of its Affiliates which are not a part of the Commitments under this Agreement.

     SECTION 10.08. Knowledge of Event of Default. It is expressly understood and agreed that the Administrative Agent shall be entitled to assume that no Event of Default or Unmatured Default has occurred and is continuing, unless the officers of the Administrative Agent active on the Borrower’s account have actual knowledge of such occurrence or have been notified by a Lender that such Lender considers that an Event of Default or Unmatured Default has occurred and is continuing and specifying the nature thereof.

     SECTION 10.09. Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in accordance with their respective Pro Rata Shares (determined at the time indemnification is sought hereunder) (a) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

     SECTION 10.10. Notices to the Borrower. In each instance that a notice is required, pursuant to the terms hereof, to be given by one or more of the Lenders to the Borrower or any Subsidiary, the Lenders desiring that such notice be given shall so advise the Administrative Agent (which advice, if given by telephone, shall be promptly confirmed by telex or letter to the Administrative Agent at its address listed in the signature pages hereto), which shall transmit such notice to the Borrower or such Subsidiary promptly after its having been so advised by the appropriate number of Lenders; provided, however, that subject to the provisions of Section 10.15 hereof, if the Administrative Agent shall fail to transmit such notice within a reasonable period of time after its having been so advised by the appropriate number of Lenders, the Lenders desiring that such notice be given may transmit such notice directly to the Borrower or such Subsidiary. In any event notices to the Borrower or any Subsidiary shall be sent to the address of the Borrower provided for in this Agreement.

     SECTION 10.11. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, or all of the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. Except where an action or inaction is expressly required under this Agreement, the Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Documents unless it shall first be indemnified to its satisfaction by the Lenders in accordance with their respective Pro Rata Shares, against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     SECTION 10.12. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     SECTION 10.13. Mortgage Banking Subsidiaries Note.

     (a) Each Lender authorizes the Administrative Agent to enter into each of the Loan Documents to which it is a party and to take all action contemplated by such Loan Documents. Each Lender agrees that no Lender, other than the Administrative Agent acting on behalf of all Lenders, shall have the right individually to seek to realize upon the security granted by any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Lenders, upon the terms of the Loan Documents.

     (b) In the event that the Mortgage Banking Subsidiaries Note is pledged by any Person as security for the Obligations, the Administrative Agent is hereby authorized to execute and deliver on behalf of the Lenders any Loan Documents necessary or appropriate to grant and perfect a Lien on such Mortgage Banking Subsidiaries Note in favor of the Administrative Agent on behalf of the Lenders.

     (c) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon the Mortgage Banking Subsidiaries Note (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations or the transactions contemplated hereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release any such Lien pursuant to this Section 10.13(c).

     (d) Intentionally Omitted.

     SECTION 10.14. Resignation or Removal of the Administrative Agent. If, at any time, Lenders holding Notes having aggregate outstanding principal balances equal to at least 75% of the then outstanding amount of the Aggregate Commitment (excluding from such computation the Administrative Agent and its Notes) shall deem it advisable, those Lenders may submit to the Administrative Agent notification by certified mail, return receipt requested of its removal as Administrative Agent under this Agreement, which removal shall be effective as of the date of receipt of such notice by the Administrative Agent. If, at any time, the Administrative Agent shall deem it advisable, in its sole discretion, it may submit to each of the Lenders written notification, by certified mail, return receipt requested, of its resignation as Administrative Agent under this Agreement, which resignation shall be effective as of 60 days after the date of such notice. In the event of any such removal or resignation, the Required Lenders may appoint a successor to the Administrative Agent. In the event the Administrative Agent shall have resigned and/or have been removed and so long as no successor shall have been appointed, the Borrower shall make all payments due each Lender hereunder directly to that Lender and all powers specifically delegated to the Administrative Agent by the terms hereof may be exercised by the Required Lenders. Upon the removal or resignation of the Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After the removal or resignation of the Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

     SECTION 10.15. Benefits of Article X. None of the provisions of this Article X shall inure to the benefit of the Borrower or of any Person other than Administrative Agent and each of the Lenders and their respective successors and permitted assigns. Accordingly, neither the Borrower nor any Person other than Administrative Agent and the Lenders (and their respective successors and permitted assigns) shall be entitled to rely upon, or to raise as a defense, the failure of the Administrative Agent or any Lenders to comply with the provisions of this Article X.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

     SECTION 11.01. Set-off. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Loan Party becomes insolvent, however evidenced, or any Event of Default or Unmatured Default occurs, any indebtedness from any Lender to any Loan Party (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of any such set-off and application. The rights of each Lender under this Section 11.01 are in addition to any other rights and remedies which that Lender may have under this Agreement or otherwise.

     SECTION 11.02. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon any of its Loans (other than payments received pursuant to Sections 3.01, 3.02 or 3.04) in a greater proportion than that received by any other Lender with respect to the Loans (other than payments with respect to a Facility that are received ratably by the Lenders of such Facility in accordance with the provisions of this Agreement), such Lender agrees, promptly upon demand, to purchase a portion of such Loans held by the other Lenders so that after such purchase each Lender will hold its Applicable Pro Rata Share of all Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in accordance with their respective Pro Rata Shares. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     SECTION 12.01. Successors and Permitted Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and permitted assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (b) except as otherwise provided in the next succeeding sentence, any assignment by any Lender must be made in compliance with Section 12.03. Nothing in this Agreement shall prevent or prohibit any

Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee.

     SECTION 12.02. Participations.

     (a) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

     (b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Facility Letter of Credit Obligations or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, Facility Letter of Credit Obligations or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any Guarantor of any such Loan or Facility Letter of Credit Obligations.

     (c) Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.01 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.01 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.01, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.02 as if each Participant were a Lender.

     SECTION 12.03. Assignments.

     (a) Permitted Assignments. Any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments (and related outstanding Obligations) (i) to one or more other Lenders or to such assigning Lender’s parent company and/or any Affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor or such Lender or by an Affiliate of such investment advisor or (y) assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or Lenders of such Commitments (and related outstanding Obligations) to one or more Eligible Assignees (treating, solely for purposes of the foregoing $5,000,000 minimum limitation but not for any other purpose, including the fee payable to the Administrative Agent as hereinafter provided, (A) any fund that invests in bank loans and (B) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Assignee), each of which assignees shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement (“Assignment and Assumption Agreement”) substantially in form of Exhibit I (appropriately completed), provided that (i) upon surrender of the relevant Notes, new Notes will be issued by the Borrower to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender (but the Borrower shall not be obligated to pay the Administrative Agent’s or any Lender’s costs and expenses with respect to the issuance of such Note or Notes unless the assignment is made pursuant to Section 2.27), (ii) the consent of the Administrative Agent shall be required in connection with any assignment (which consent shall not be unreasonably withheld), (iii) unless an Event of Default has occurred and is continuing, the consent of the Borrower shall be required in connection with any assignment of Commitments to an assignee pursuant to clause (v) above (which consent shall not be unreasonably withheld), and (iv) the Administrative Agent shall receive at the time of each such assignment the payment of a non-refundable assignment fee of $3,500 payable by the assignor or assignee (as agreed to by them) and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.07. To the extent of any assignment pursuant to this Section 12.03, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

     (b) Tax Requirements. At the time of each assignment pursuant to this Section 12.03 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(3) of the Code) for U.S. federal income tax purposes, the respective assignee shall provide to the Borrower and the Administrative Agent, the appropriate Internal Revenue Service Forms described in Section 2.23.

     (c) Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries.

ARTICLE XIII

MISCELLANEOUS

     SECTION 13.01. Notice.

     (a) Except as otherwise permitted by Section 2.14(b) with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received (or when delivery is refused); any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and facsimile confirmation in the case of a facsimile).

     (b) The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

     SECTION 13.02. Survival of Representations. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lenders of any Loans herein contemplated and the execution and delivery to the Lenders of the Notes evidencing the Commitments, and shall continue in full force and effect until all of the Obligations have been paid in full, all Facility Letters of Credit have been terminated and all of the Commitments have been terminated.

     SECTION 13.03. Expenses. The Borrower shall pay (a) all expenses, including attorneys’ fees and disbursements (which attorneys may be employees of the Administrative Agent or any Lender), incurred by the Administrative Agent and any Lender in connection with the administration of this Agreement and the other Loan Documents, any amendments, modifications or waivers with respect to any of the provisions thereof and the enforcement and protection of the rights of the Lenders and the Administrative Agent under this Agreement or any of the other Loan Documents, including all recording and filing fees, documentary stamp, intangibles and similar taxes, title insurance premiums, appraisal fees and other costs and disbursements incurred in connection with the taking of collateral and the perfection and preservation of the Lenders’ security therein, and (b) the reasonable fees and the disbursements of Administrative Agent’s attorneys (which attorneys may be employees of the Administrative Agent) in connection with the preparation, negotiation, execution, delivery and review of this Agreement, the Notes and the other Loan Documents (whether or not the transactions contemplated by this Agreement shall be consummated) and the closing of the transactions contemplated hereby.

     SECTION 13.04. Indemnification of the Lenders and the Administrative Agent. The Borrower shall indemnify and hold harmless the Administrative Agent and each Lender, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to, directly or indirectly, this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder; provided, however, that in no event shall the Administrative Agent or a Lender have the right to be indemnified hereunder for its own gross negligence or willful misconduct nor shall the Administrative Agent be indemnified against any liabilities which arise as a result of any claims made or actions, suits or proceedings commenced or maintained against any Lender (including the Administrative Agent, in its capacity as such) (i) by that Lender’s shareholders or any governmental regulatory body or authority asserting that such Lender or any of its directors, officers, employees or agents violated any banking or securities law or regulation or any duty to its own shareholders, customers (excluding the Borrower) or creditors in any manner whatsoever in entering into or performing any of its obligations contemplated by this Agreement or (ii) by any other Lender. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     SECTION 13.05. Maximum Interest Rate. It is the intention of the Lenders and the Borrower that the interest (as defined under applicable law) on the Indebtedness evidenced by the Notes which may be charged to, or collected or received from the Borrower shall not exceed the maximum rate permissible under applicable law. Accordingly, anything herein or in any of the Notes to the contrary notwithstanding, should any interest (as so defined) be charged to, or collected or received from the Borrower by the Lenders pursuant hereto or thereto in excess of the maximum legal rate, then the excess payment shall be applied to the Obligations with respect to which such excess payment applies or, if such excess payment applies to all Obligations, then pro rata among the Facility A Obligations and the Facility B Obligations and any portion of the excess payment remaining after payment in full thereof shall be returned by the Lenders to the Borrower.

     SECTION 13.06. Modification of Agreement.

     (a) Neither this Agreement nor any Note or Guaranty nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower (or other applicable Loan Party to such Loan Document) and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected in the case of the following clause (i)): (i) extend the final scheduled maturity of any Loan or Note or any portion thereof or extend the stated maturity of any Facility Letter of Credit beyond the Facility A Maturity Date, or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) amend, modify or waive any provision of Article XI or this Section 13.06, (iii) reduce the percentage specified in the definition of the Required Lenders or change the definitions of Applicable Pro Rata Share, Facility A Pro Rata Share, Facility B Revolver Pro Rata Share, or Facility B Term Pro Rata Share, (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, or (v) other than pursuant to a transaction permitted by the terms of this Agreement, release any Guarantor from its obligations under its Guaranty; provided, further, that no such change, waiver, discharge or termination shall (A) increase any Commitment of any Lender over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, any Unmatured Default or Event of Default or of a mandatory reduction to the Aggregate Facility A Commitment or Aggregate Facility B Commitment or of a mandatory prepayment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), without the consent of such Lender, provided, however, that in any case the Required Lenders may waive, in whole or in part, any such prepayment, repayment or Commitment reduction, so long as the application of any such prepayment, repayment or Commitment reduction which is still required to be made is not altered; (B) without the consent of each Issuer affected thereby, amend, modify or waive any provision of Section 2.21 or alter its rights or obligations with respect to Facility Letters of Credit; (C) without the consent of the Swing Line Bank, amend, modify or waive any provision relating to the rights or obligations of the Swing Line Bank or with respect to the Swing Line Loans (including, without limitation, the obligations of the Lenders to make Advances in repayment of Swing Line Loans); or (D) without the consent of the Administrative Agent, amend, modify or waive any provision of Article X or any other provision relating to the rights or obligations of the Administrative Agent;

     (b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement or other Loan Documents as contemplated in clauses (i) through (v), inclusive, of the first proviso to Section 13.06(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (i) or (ii) below, either (i) to replace each such non-consenting Lender with one or more Replacement Lenders pursuant to Section 2.27 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (ii) to terminate each such non-consenting Lender’s Commitments and repay in full its outstanding Loans, provided that, unless the Commitments that are terminated, and Loans that are repaid, pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto in writing), then in the case of any action pursuant to preceding clause (ii) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto and, provided farther, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.06(a).

     (c) Anything in this Agreement to the contrary notwithstanding, if at a time when the conditions precedent set forth in Article V hereof to any Loan are, in the opinion of the Required Lenders, satisfied, any Lender (a “Defaulting Lender”) shall fail to fulfill its obligations to make such Loan and such failure continues for at least two Business Days then, for so long as such failure shall continue, such Defaulting Lender shall (unless the Required Lenders, determined as if such Defaulting Lender were not a “Lender” hereunder, shall otherwise consent in writing) be deemed for all purposes relating to changes, waivers, discharges and termination under this Agreement (including, without limitation, under Section 13.06(a)) to have no Loans or Commitments, shall not be treated as a “Lender” hereunder when performing the computation of Required Lenders, and shall have no rights under the first proviso of Section 13.06(a); provided that any action taken by the other Lenders with respect to the matters referred to in clauses (i) through (iv), inclusive, of the first proviso of Section 13.06(a) shall not be effective as against such Defaulting Lender.

     SECTION 13.07. Register. The Agent shall maintain a register (the “Register”), acting for this purpose (but only for this purpose) as the agent of the Borrower, on which Agent will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans, and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.03. Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the applicable Note evidencing such Loan, and thereupon the Borrower shall, promptly upon request by the Administrative Agent, issue one or more new Notes in the same aggregate principal amount to the assigning or transferor Lender and/or the new Lender.

     SECTION 13.08. Preservation of Rights. No notice to or demand of the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same or similar circumstances. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of an Event of Default or Unmatured Default, or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 13.06, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full and all Facility Letters of Credit have terminated and all Commitments have terminated.

     SECTION 13.09. Several Obligations of Lenders. The respective obligations of the Lenders hereunder are several and not joint, and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     SECTION 13.10. Severability. If any one or more of the provisions contained in this Agreement or the Notes is held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     SECTION 13.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding on all the parties hereto.

     SECTION 13.12. Right to Terminate Certain Commitments. In the event that the Borrower at any time (a) requests the extension of the Facility B Termination Date and obtains all requisite consents to such extension provided for in this Agreement, except for those of one or more Facility B Lenders, and (b) desires to exercise any right provided for in this Agreement to terminate a Commitment of any such non-consenting Lender, then, notwithstanding anything to the contrary contained in this Agreement, the Borrower may elect to terminate either all of such non-consenting Lender’s Commitments or only the Facility B Commitment of such non-consenting Lender. Nothing herein contained shall limit the rights of the Borrower to terminate any Commitments otherwise provided for in this Agreement.

     SECTION 13.13. Loss, etc., Notes. Upon receipt by the Borrower of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any of the Notes, upon reimbursement to the Borrower of all reasonable expenses incidental thereto and upon surrender and cancellation of the relevant Note, if mutilated, the Borrower shall make and deliver in lieu of that Note (the “Prior Note”) a new Note of like tenor, except that no reference need be made in the new Note to any installment or installments of principal, if any, previously due and paid upon the Prior Note. Any Note made and delivered in accordance with the provisions of this Section shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Prior Note.

     SECTION 13.14. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     SECTION 13.15. Taxes. Any taxes (excluding federal, state or local income taxes on the overall net income of any Lender) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     SECTION 13.16. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     SECTION 13.17. USA Patriot Act Notification. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, the Administrative Agent and the Lenders will ask for the Borrower’s name, tax identification number, business address and other information that will allow the Administrative Agent and the Lenders to identify the Borrower.

     SECTION 13.18. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof, provided, however, that the fees payable by Borrower are set forth in the Fee Letter.

     SECTION 13.19. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     SECTION 13.20. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

     SECTION 13.21. WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signatures appear on following pages]

          IN WITNESS WHEREOF, the Borrower and the Lenders have caused this Agreement to be duly executed as of the date first above written.

Borrower:

LENNAR CORPORATION

By:	/s/ Craig Johnson

Craig Johnson, Vice President

Address:
Lennar Corporation
700 Northwest 107th Avenue
Miami, Florida 33172
Attention: Bruce Gross, Chief Financial Officer
Fax No.: (305)227-7115

with copies to:

Lennar Corporation
700 Northwest 107th Avenue
Miami, Florida 33172
Attention: Ben Butterfield, General Counsel
Fax No.: (305)229-6650

and

Bilzin Sumberg Baena Price & Axelrod LLP
200 South Biscayne Boulevard
Suite 2500
Miami, FL 33131-2336
Attention: Brian Bilzin
Fax No.: (305)374-7593

Lenders:

BANK ONE, NA,
As Lender, Administrative Agent,
Issuer and Swing Line Bank

Facility A Commitment: $66,500,000

Facility B Commitment: $18,500,000

	By:	/s/ William H. Shaw

	Name:	William H. Shaw
	Its:	Managing Director

Address:

Bank One, NA
Bank One Center
131 South Dearborn Street
Mail Code IL1 0135
Chicago, Illinois 60603
Attention: F. Patt Schiewitz
Fax No.: (312)325-3122

with a copy to:

Bank One, NA
1 Bank One Plaza, Mail Suite 0801
Chicago, Illinois 60670-0801
Attention: Law Department
Fax No.: (312)732-5144

SIGNATURE PAGE TO LENNAR CORPORATION
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

DEUTSCHE BANK TRUST COMPANY AMERICAS

Facility A Commitment: $59,500,000

Facility B Commitment: $25,500,000

	By:	/s/ Scottye Lindsey

	Name:	Scottye Lindsey
	Title:	Director

Address:

60 Wall Street
43rd Fl.
New York, NY 10005

Attn: Scottye Lindsey

SIGNATURE PAGE TO LENNAR CORPORATION
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A.

Facility A Commitment: $59,500,000

Facility B Commitment: $25,500,000

	By:	/s/ Kelley Prentiss

	Name:	Kelley Prentiss
	Title:	Principal

Address:

231 South LaSalle Street
Mail Code: IL 1-231-10-35
Chicago, IL 60604
Attn: Kelley Prentiss

SIGNATURE PAGE TO LENNAR CORPORATION
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CALYON NEW YORK BRANCH (Successor in interest to Credit Lyonnais New York Branch)

Facility A Commitment: $59,500,000

Facility B Commitment: $25,500,000
By: /s/ Samuel L. Hill

Name: Samuel L. Hill
Title: Managing Director

By: /s/ David Cagle

Name: David Cagle
Title: Managing Director

Address:

2200 Ross Avenue Suite 4400W
Dallas, TX 75201
Attn: Robert Smith

SIGNATURE PAGE TO LENNAR CORPORATION
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION

Facility A Commitment: $59,500,000

Facility B Commitment: $25,500,000
By: /s/ Bruce W. Perrine, Jr.

Name: Bruce W. Perrine, Jr.
Title: Senior Vice President

Address:

800 N. Magnolia Ave. Suite 704 Orlando, FL 32803 Attn: Bruce Perrine

SIGNATURE PAGE TO LENNAR CORPORATION
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THE ROYAL BANK OF SCOTLAND PLC

Facility A Commitment: $56,000,000

Facility B Commitment: $24,000,000

By: /s/ Maria Amaral-LeBlanc

Name: Maria Amaral-LeBlanc
Title: Senior Vice President

Address:

101 Park Avenue 12th Floor New York, NY 10178 Attn: David Apps

SIGNATURE PAGE TO LENNAR CORPORATION
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BNP PARIBAS

Facility A Commitment: $52,500,000

Facility B Commitment: $22,500,000
By: /s/ Duane Helkowski

Name: Duane Helkowski
Title: Managing Director

By: /s/ Simone Vinocour

Name: Simone Vinocour
Title: Vice President

Address:

787 Seventh Avenue New York, NY 10019-8016 Attn: Duane Helkowski

SIGNATURE PAGE TO LENNAR CORPORATION
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

COMERICA BANK

Facility A Commitment: $52,500,000

Facility B Commitment: $22,500,000

By: /s/ Charles Weddell

Name: Charles Weddell
Title: Vice President

Address:

500 Woodward Avenue — 7th Fl. MC 3256 Detroit, MI 48226 Attn: Charles Weddell

SIGNATURE PAGE TO LENNAR CORPORATION
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

SUNTRUST BANK

Facility A Commitment: $52,500,000

Facility B Commitment: $22,500,000

By: /s/ Gregory T. Herstman

Name: Gregory T. Herstman
Title: Senior Vice President

Address:

8245 Boone Boulevard
Suite 820
Vienna, VA 22182
Attn: John Wendler

SIGNATURE PAGE TO LENNAR CORPORATION
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

GUARANTY BANK

Facility A Commitment: $50,750,000

Facility B Commitment: $21,750,000

By: Randall S. Reid

Name: Randall S. Reid
Title: Senior Vice President

Address:

8333 Douglas Avenue
Dallas, TX 75225
Attn: Randy Reid

SIGNATURE PAGE TO LENNAR CORPORATION
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CITICORP NORTH AMERICA, INC.

Facility A Commitment: $45,500,000

Facility B Commitment: $19,500,000

By: /s/ Michael Chiopak

Name: Michael Chiopak
Title: Vice President

CITICORP N. A., Inc.

Address:

390 Greenwich Street
New York, NY 10013
Attn:

SIGNATURE PAGE TO LENNAR CORPORATION
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION

Facility A Commitment: $35,000,000

Facility B Commitment: $15,000,000

By: /s/ Michael Raarup

Name: Michael Raarup
Title: Vice President

Address:

800 Nicollet Mall
Minneapolis, MN 55402
Attn: Michael Raarup

SIGNATURE PAGE TO LENNAR CORPORATION
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

WASHINGTON MUTUAL BANK, FA

Facility A Commitment: $31,500,000

Facility B Commitment: $13,500,000

By: /s/ Mary Bowman

Name: Mary Bowman
Title: Senior Vice President

Address:

5950 LaPlace Court
Suite 205
Carlsbad, CA 92008
Attn: Thomas Griffin

SIGNATURE PAGE TO LENNAR CORPORATION
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BANKUNITED, FSB

Facility A Commitment: $24,500,000

Facility B Commitment: $10,500,000

By: /s/ Clay F. Wilson

Name: Clay F. Wilson
Title: Exec. Vice President

Address:

255 Alhambra Circle
Coral Gables, FL 33134
Attn: Fernando Gomez